Exhibit 3.2

(November 9, 2022 (As approved by shareholders)

LIMITED LIABILITY COMPANY AGREEMENT

OF

MDB CAPITAL HOLDINGS, LLC

i

ii

iii

iv

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

MDB CAPITAL HOLDINGS, LLC

This Limited Liability Company Agreement (together with the schedules and exhibits attached hereto, and as amended, restated, supplemented or otherwise modified from time to time hereafter, this “Agreement”) of MDB Capital Holdings, LLC, a Delaware limited liability company (the “Company”), effective as of August 10, 2021 (the “Effective Time”) is entered into by Christopher Marlett, Anthony DiGiandomenico, and each other Person (as defined in Section 1.1 hereto) who becomes a Shareholder (as defined in Section 1.1 hereto) as provided herein. Capitalized terms used in this Agreement and not otherwise defined have the meanings set forth in Section 1.1 hereto.

W I T N E S E T H

WHEREAS, the Company has been formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”), pursuant to the Certificate of Formation of the Company, dated August 10, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Formation”), as filed in the office of the Secretary of State of the State of Delaware on August 10, 2021;

NOW, THEREFORE, the parties hereto hereby agree, as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) “Act” has the meaning set forth in the recitals to this Agreement.

(b) “Adjusted Capital Account Deficit” means, with respect to any Shareholder, the deficit balance, if any, in such Shareholder’s Capital Account as of the end of the applicable Fiscal Year after (i) crediting thereto any amounts which such Shareholder is, or is deemed to be, obligated to restore pursuant to U.S. Treasury Regulations Section 1.704-2(g)(1) and Section 1.704-2(i)(5) and (ii) debiting such Capital Account by the amount of the items described in U.S. Treasury Regulations Section 1.704 1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of U.S. Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(c) “Affiliate” means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

(d) “Agreement” has the meaning set forth in the preamble to this Agreement.

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(e) “Attorney-in-Fact” has the meaning set forth in Section 2.8(a).

(f) “Bankruptcy” means, with respect to any Person, (i) if such Person (A) makes an assignment for the benefit of creditors, (B) files a voluntary petition in bankruptcy, (C) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (D) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (E) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (F) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (ii) if within one hundred twenty days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, said proceeding has not been dismissed, or if within ninety days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, said appointment is not vacated or stayed, or within ninety days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

(g) “Board” or “Board of Directors” means the board of directors of the Company.

(h) “Board Initiated Dissolution” means that the Board of Directors has adopted a resolution that it deems it advisable for the Company to be dissolved and after such adoption causes notice of the adoption of such resolution and of a meeting of the Shareholders to take action upon the resolution to be mailed to each Shareholder entitled to vote thereon.

(i) “Business Solicitation Statement” has the meaning set forth in Section 7.10.

(j) “Bylaw Provisions” means (i) Article 11 hereof; (ii) Section 2.7, the last two sentences of Section 4.1(a), the second sentence of Section 4.1(c), Section 4.1(g), Section 7.5, Section 7.11, Section 7.13, the first two sentences of Section 7.7 (other than clause (iv) of the last sentence of Section 7.6(c), Section 7.8, Section 9.3, Section 9.5, Sections 10.4 through and including 10.10, Section 10.9(a) (other than the first, second and fourth sentences thereof), Section 10.9(d), and Sections 18.1 through and including Section 18.3; (iii) any provision adopted pursuant to Section 14.2(b); and (iv) any term defined in this Section 1.1 that is used in any of the provisions of this Agreement set out in subsections (i), (ii) or (iii) of this definition unless such term is a DGCL-Implementing Provision by virtue of subsection (iv) of the definition of DGCL-Implementing Provision or a Charter Provision by virtue of subsection (v) of the definition of Charter Provision.

(k) “Capital Account” has the meaning set forth in Section 8.1.

(l) “Capital Contribution” means any cash or cash equivalents that a Shareholder contributes to the Company pursuant to this Agreement.

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(m) “Carrying Value” means, with respect to any Company asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial Carrying Value of assets contributed to the Company shall be their respective gross fair market values on the date of contribution as determined by the Board of Directors, and the Carrying Values of all Company assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in United States Treasury Regulation Section 1.704- 1(b)(2)(iv)(f), except as otherwise provided herein, as of: (i) the date of the acquisition of any additional Shares by any new or existing Shareholder in exchange for more than a de minimis Capital Contribution; (ii) the date of the distribution of more than a de minimis amount of Company assets to a Shareholder in exchange for any Shares; (iii) the date any Shares are relinquished to the Company; (iv) the date that the Company issues more than a de minimis number of Shares to a new Shareholder in exchange for services; or (v) any other date specified in the United States Treasury Regulations; provided however that adjustments pursuant to clauses (i), (ii) (iii), (iv) and (v) above shall be made only if such adjustments are deemed necessary or appropriate by the Board of Directors to reflect the relative economic interests of the Shareholders. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Net Income (Loss)” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.

(n) “Certificate” means a certificate representing Shares substantially in the form attached hereto as Exhibit A, or any other form of certificate representing Shares as shall be approved by the Board of Directors.

(o) “Certificate of Formation” has the meaning set forth in the recitals to this Agreement.

(p) “Charter Provisions” means (i) Article 3 (other than Section 3.1(b), Section 3.1(e) and Section 3.5); (ii) Section 2.5, Section 2.9, Section 2.10 (other than the first sentence thereof), Section 10.1, Section 10.5 and Article 12 (other than Section 12.1(e)-12.1(g); (iii) any provision adopted pursuant to Section 14.3(d); (iv) any Share Designation approved by the Board of Directors pursuant to this Agreement; and (v) any term defined in this Section 1.1 that is used in (y) any of the provisions of this Agreement set out in subsections (i), (ii) or (iii) of this definition or (z) any Share Designation approved by the Board of Directors pursuant to this Agreement, unless such term is a DGCL-Implementing Provision by virtue of subsection (iv) of the definition of DGCL-Implementing Provision.

(q) “Class A Common Share” means those certain Common Shares of the Company having such rights, powers and preferences as provided for the Class A Common Shares in this Agreement.

(r) “Class B Common Share” means those certain Common Shares of the Company having such rights, powers and preferences as provided for the Class B Common Shares in this Agreement.

(s) “Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

(t) “Common Share” means each common share representing limited liability company interests in the Company, including, without limitation, Class A Common Shares and Class B Common Shares.

(u) “Common Shareholder” means each Person listed on the books and records of the Company as the owner of Common Shares, in its capacity as a member of the Company.

(v) “Company” has the meaning set forth in the preamble to this Agreement.

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(w) “Company Group” means the Company and its Subsidiaries treated as a single consolidated entity. For purposes of this definition, “Subsidiary” means (a) a corporation of which controlled by the Company, including but not limited by reason of holding more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by the Company, by one or more Subsidiaries of the Company or a combination thereof, (b) a partnership (whether general or limited) in which the Company or a Subsidiary of the Company is, at the date of determination, a general or limited partner of such partnership, but only if the company that controls such partnership is generally controlled by the Company, or (c) any other Person (other than a corporation or a partnership) in which the Company, one or more Subsidiaries of the Company, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a controlling ownership interest, or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person or otherwise controls the governing body and management of such Person.

(x) “Company Minimum Gain” shall have the meaning attributed to “partnership minimum gain” as set forth in U.S. Treasury Regulations Sections 1.704- 2(b)(2) and 1.704-2(d).

(y) “Court of Chancery” means the Court of Chancery of the State of Delaware.

(z) “Derivative Instrument” has the meaning set forth in Section 7.10.

(aa) “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

(bb) “DGCL-Implementing Provisions” means (i) Articles 6, 13, 14 (other than Section 14.1), and 17; (ii) Section 1.2, Sections 2.6 through and including 2.8, the first sentence of Section 2.10, Section 3.1(b), Section 3.5, Section 4.1 (other than Section 4.1(g), the last two sentences of Section 4.1(a), and the second sentence of Section 4.1(c)), Section 4.4, Section 4.5, Section 7.3, Section 7.6, Section 7.10, the third and last sentences of Section 7.7(a), Section 7.8, clause (iv) of the last sentence of Section 7.6(c), Section 7.9, Section 7.13, Section 7.14, Section 9.1, Section 9.2, Section 9.6, Section 10.3, Section 10.6, the first, second and fourth sentences of Section (a), Section 10.9(b), Section 10.9(c), Section 10.6, Section 12.1(e)-(g), and Sections 18.5 through and including 18.9; (iii) any provision adopted pursuant to Section 14.5(c) and (iv) any term defined in this Section 1.1 that is used in any of the provisions of this Agreement set out in subsections (i), (ii) or (iii) of this definition.

(cc) “Directors” means the individuals elected to the Board of Directors from time to time in accordance with this Agreement. Each Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

(dd) “Effective Time” has the meaning set forth in the preamble to this Agreement.

(ee) “Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(ff) “Equity Incentive Plan” means the Company’s Equity Incentive Plan, or any successor plan thereto.

(gg) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

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(hh) “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time.

(ii) “FINRA” means the Financial Industry Regulatory Authority.

(jj) “Fiscal Year” has the meaning set forth in Section 18.1.

(kk) “GAAP” means generally accepted accounting principles in effect in the United States, consistently applied.

(ll) “Group Member” means a member of the Company Group.

(mm) “Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Article 17, as liquidating trustee of the Company within the meaning of the Act.

(nn) “National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act.

(oo) “Net Income” and “Net Loss” shall mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:

(i)	any income of the Company exempt from U.S. federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be added to such taxable income or loss;

(ii)	any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be subtracted from such taxable income or loss;

(iii)	in the event the Carrying Value of any Company asset is adjusted in accordance with the definition of “Carrying Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(iv)	in accordance with the U.S. Treasury Regulations promulgated under Section 704(b) of the Code, gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for U.S. federal income tax purposes and depreciation and amortization in respect of a Company asset shall be computed by reference to the Carrying Value of the asset, notwithstanding that the adjusted tax basis of such asset differs from such Carrying Value; and

(v)	notwithstanding any other provision of this definition, any items which are specially allocated under Section 8.3 shall not be taken into account in the computation of “Net Income” or “Net Loss.”

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(pp) “New Implementation” has the meaning set forth in Section 14.4.

(qq) “Nomination Solicitation Notice” has the meaning set forth in Section 7.10.

(rr) “Nonrecourse Deductions” shall have the meaning set forth in U.S. Treasury Regulations Section 1.704-2(b)(1).

(ss) “Nonrecourse Liability” shall have the meaning set forth in U.S. Treasury Regulations Section 1.704-2(b)(3).

(tt) “Officer” means an officer of the Company appointed in accordance with Article 11.

(uu) “Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or the Board of Directors or any of its Affiliates or in- house counsel) acceptable to the Board of Directors.

(vv) “Order” means any order, injunction, decree, ruling, stipulation or assessment of any federal, state, local municipal, foreign or other government (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body, court or other tribunal).

(ww) “Other Provisions” means any provision of this Agreement that is not a DGCL Implementing Provision, a Charter Provision or a Bylaw Provision.

(xx) “Outstanding” means, with respect to Shares, all Shares that are issued by the Company and reflected as outstanding on the books and records of the Company as of the date of determination.

(yy) “Partnership Representative” has the meaning set forth in Section 16.3. (zz) “Percentage Interest” means as of any date of determination, as to any Shareholder, the quotient obtained by dividing (i) the number of any class or series of Common Shares or Preferred Shares, as applicable, held by such Person by (ii) the total number of all classes or series of Outstanding Common Shares or Outstanding Preferred Shares, as applicable.

(zz) “Person” means a natural person, partnership (whether general or limited), limited liability company, trust (including a common law trust, business trust, statutory trust, voting trust or any other form of trust), estate, association (including any group, organization, co-tenancy, plan, board, council or committee), corporation, government (including a country, state, county or any other governmental subdivision, agency or instrumentality), custodian, nominee or any other individual or entity (or series thereof) in its own or any representative capacity, in each case, whether domestic or foreign.

(aaa) “Preferred Share” means each preferred share of any series of preferred shares representing limited liability company interests in the Company that are authorized and issued in accordance with the terms of this Agreement after the Effective Time.

(bbb) “Preferred Shareholders” means, collectively, the Persons listed on the books and records of the Company as the owners of any Preferred Shares that are authorized and issued in accordance with this Agreement, each in its capacity as a member of the Company.

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(ccc) “Pro Rata” means (a) in respect of any class or series of Shares, apportioned equally among all such class or series of Shares, and (b) in respect of Shareholders, apportioned among all Shareholders in accordance with their relative Percentage Interests.

(ddd) “Record Date” means the date established by the Board of Directors in accordance with Section 7.4.

(eee) “Relevant Hedge Transaction” has the meaning set forth in Section 7.10.

(fff) “SEC” means the United States Securities and Exchange Commission.

(ggg) “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time.

(hhh) “Share Designation” means a writing approved by the Board of Directors or a committee of the Board of Directors setting forth the powers, designations, preferences and relative and participating, optional or other rights, if any, or the qualifications, limitations or restrictions of a series of Preferred Shares. A Share Designation shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the books and records of the Company, and shall constitute part of this Agreement. The terms of any Share Designation approved by the Board of Directors or a committee of the Board of Directors in accordance with this Agreement (i) shall include only those terms that would not be prohibited in a certificate of designation pursuant to the DGCL if the Company were a Delaware corporation, (ii) shall be deemed to amend the provisions of this Agreement, in the same manner and fashion that a certificate of designation amends a certificate of incorporation pursuant to the DGCL, and (iii) may be amended or eliminated (and the number of Preferred Shares represented by such Share Designation may be increased or decreased) in the same manner as could be accomplished under the DGCL with respect to a certificate of designation. Any amendment or elimination (or increase or decrease in the number of Preferred Shares) referenced in subsection (iii) of the immediately preceding sentence shall have the same effect as an amendment or elimination (or increase or decrease of preferred shares designated by such certificate of designation) of a certificate of designation pursuant to the DGCL.

(iii) “Share Majority” means a majority of the votes entitled to be cast by the holders of the Outstanding Voting Shares.

(jjj) “Shareholders” means, collectively, the Common Shareholders and the Preferred Shareholders. For purposes of Section 6.3 only, the term “Shareholders” includes a Person who is the beneficial owner of Shares held either in a voting trust or by a nominee on behalf of such Person.

(kkk) “Shareholder Associated Person” has the meaning set forth in Section 7.10.

(lll) “Shareholder Minimum Gain” shall mean an amount, determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(3) with respect to each Shareholder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Shareholder Nonrecourse Debt were treated as a Nonrecourse Liability.

(mmm) “Shareholder Nonrecourse Debt” shall have the meaning attributed to “partner nonrecourse debt” as set forth in U.S. Treasury Regulations Section 1.704- 2(b)(4).

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(nnn) “Shareholder Nonrecourse Deductions” shall have the meaning attributed to “partner nonrecourse deductions” as set forth in U.S. Treasury Regulations Section 1.704-2(i).

(ooo) “Shares” means, collectively, the Common Shares and the Preferred Shares. As of the Effective Time, there are two classes of Shares: the Common Shares and the Preferred Shares.

(ppp) “Substantially All” has the meaning given to such term in the jurisprudence interpreting and applying Section 271 of the DGCL, as if the Company were a Delaware corporation.

(qqq) “Transfer Agent” means, with respect to the Shares, American Stock & Transfer Trust Company, any successor thereto or any other Person designated by the Board.

(rrr) “Voting Shares” means, collectively, the Common Shares and any series of Preferred Shares that are designated as “Voting Shares” in a Share Designation. Except as otherwise expressly provided in this Agreement or in any Share Designation, all Voting Shares shall vote together as a single class or group.

Section 1.2. Interpretation.

(a) Unless the context requires otherwise:

(i)	any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa;

(ii)	references to Articles and Sections refer to Articles and Sections of this Agreement;

(iii)	the terms “include” or “includes” means includes, without limitation, and “including” means including, without limitation;

(iv)	any provision of the DGCL referred to in, or incorporated by reference by, this Agreement shall, unless otherwise provided in this Agreement, be applied mutatis mutandis to the Company, the Shareholders and this Agreement, as if the Company were a Delaware corporation and the Shareholders were stockholders of a Delaware corporation;

(v)	any subchapter or provision of the DGCL (including, but not limited to, any terms defined therein) referred to in, or incorporated by reference by, this Agreement shall, unless otherwise provided in this Agreement, be applied and interpreted consistently with the jurisprudence regarding such subchapter or provision; and

(vi)	any provision of the Act or the DGCL referred to in, or incorporated by reference by, this Agreement shall refer to such provisions of the Act or the DGCL as they are amended from time to time and in effect at the time of the applicable action.

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ARTICLE 2.

THE COMPANY

Section 2.1. Name. The name of the limited liability company is MDB Capital Holdings, LLC.

Section 2.2. Registered Agent and Registered Office. The registered office of the Company in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent of the Company at such address is The Corporation Trust Company.

Section 2.3. Other Offices. The Company shall also have and maintain an office or principal place of business at 2425 Cedar Springs Road, Dallas, Texas 75201, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.

Section 2.4. Filings. The execution, delivery and filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware by Sheila Kaupas, as an “authorized person” within the meaning of the Act, are hereby authorized, approved, ratified and confirmed. Upon the execution of this Agreement, any Officer or any Person authorized by the Board shall be an “authorized person” within the meaning of the Act. Any Officer or any Person authorized by the Board shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

Section 2.5. Purpose. The purpose for which the Company is formed is to engage in any and all lawful acts or activities for which limited liability companies may be formed under the Act.

Section 2.6. Powers. The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Agreement.

Section 2.7. Fiduciary Duties of Directors and Officers. Notwithstanding anything to contrary contained herein, the Directors and Officers shall owe the same fiduciary duties as they would owe under Delaware law were they members of a board of directors or officers, respectively, of a Delaware corporation. The parties intend that the fiduciary duties of the Directors and Officers shall be applied and interpreted consistently with the jurisprudence regarding such fiduciary duties of directors and officers of a Delaware corporation incorporated under the DGCL.

Section 2.8. Power of Attorney.

(a) To the fullest extent permitted by law, each Shareholder (in its, his or her capacity as such) hereby constitutes and appoints each Director, each Officer and, if a Liquidator shall have been appointed by the Board of Directors, the Liquidator (each, an “Attorney-in-Fact”), as the case may be, with full power of substitution, as its, his or her true and lawful agent and attorney-in-fact, with full power and authority in its, his or her name, place and stead, to:

(i)	execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(ii)	all certificates, documents and other instruments (including the Certificate of Formation and all amendments or restatements hereof or thereof) that such Attorney-in-Fact determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

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(iii)	all certificates, documents and other instruments that such Attorney-in- Fact determines to be necessary or appropriate to reflect any amendment, change, modification or restatement of this Agreement adopted in accordance with this Agreement;

(iv)	all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that such Attorney-in-Fact determines to be necessary or appropriate to reflect the dissolution, winding up and termination of the Company pursuant to the terms of this Agreement;

(v)	all certificates, documents and other instruments relating to the admission, resignation, removal or substitution of any Shareholder pursuant to this Agreement; all certificates, documents and other instruments relating to the determination of the powers, designations, preferences and relative and participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, of any class or series of Shares issued pursuant to this Agreement; and

(vi)	all certificates, documents and other instruments (including merger agreements and certificates of merger) relating to a merger, consolidation or conversion of the Company adopted in accordance with this Agreement.

(vii)	execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that such Attorney-in-Fact determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Shareholders hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement.

(b) Notwithstanding anything to the contrary in this Section 2.8, when any provision of this Agreement (including Articles 13, 14 and 17) establishes a vote, consent, approval, agreement or other action of Shareholders required to take any action, no Attorney-in-Fact may exercise the power of attorney made in this Section 2.8 until the necessary vote, consent, approval, agreement or other action, as applicable, is received.

(c) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, Bankruptcy or termination of any Shareholder and the transfer of all or any portion of such Shareholder’s Shares and shall extend to such Shareholder’s heirs, successors, assigns and personal representatives. To the fullest extent permitted by law, each such Shareholder hereby agrees to be bound by any representation made by an Attorney-in-Fact, acting in good faith pursuant to such power of attorney; and each such Shareholder, to the fullest extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Attorney-in-Fact taken in good faith under such power of attorney in accordance with this Section 2.8. To the fullest extent permitted by law, each Shareholder hereby agrees to execute and deliver to the Attorney-in-Fact within fifteen days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any Attorney-in-Fact determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

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Section 2.9. Term. The term of the Company commenced on the date the Certificate of Formation was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue until the Company is dissolved in accordance with this Agreement. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 2.10. Title to Company Assets. Title to Company assets shall be deemed to be owned by the Company as an entity, and no Shareholder, Director or Officer, individually or collectively, shall have any interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Board of Directors may determine.

ARTICLE 3.

CLASSES AND ISSUANCE OF SHARES

Section 3.1. Authorization to Issue Shares.

(a) The Company is hereby authorized to issue the following two classes of Shares: (i) Common Shares, and (ii) Preferred Shares. Pursuant to a Share Designation, the Company is hereby authorized to issue one or more series of Preferred Shares. The total number of Shares of all classes and series that the Company shall be authorized to issue is 110,000,000 Shares, consisting of (i) 10,000,000 Preferred Shares, and (ii) 100,000,000 Common Shares, of which 95,000,000 Shares are designated Class A Common Shares and 5,000,000 Shares are designated Class B Common Shares.

(b) The Company, the Board of Directors, or a committee of the Board of Directors, on behalf of the Company, without the consent of any Shareholder or any other Person, may, at any time and from time to time, issue or take subscriptions for one or more Shares of any existing class or series or, pursuant to a Share Designation, authorize and issue or take subscriptions for any series of Preferred Shares (which, subject to the provisions of any other Share Designation in respect of which Preferred Shares are then issued and Outstanding, may rank junior to, on parity with or senior to (in each case, with respect to distributions or other payments in respect of Shares) any classes or series of Shares existing immediately prior to such authorization and issuance), for such consideration (which may be cash, any tangible or intangible property or any benefit to the Company, or any combination thereof) as may be fixed by the Board of Directors or a committee thereof, unless all of the Shares which the Company is authorized to issue have been issued, subscribed for, or otherwise committed to be issued. The consideration for subscriptions to, or the purchase of, the Shares to be issued by the Company shall be paid in such form and in such manner as the Board of Directors or a committee of the Board of Directors shall determine. In the absence of actual fraud in the transaction, the judgment of the Directors as to the value of such consideration shall be conclusive.

(c) There shall be no limitation or restriction on any variation between any of the different series of Preferred Shares as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Shares may, except as hereinafter in this Section 3.1 otherwise expressly provided, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by committee of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Shares shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

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(d) Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors or a committee of the Board of Directors, with respect to one or more series of Preferred Shares, the entire voting power and all voting rights shall be vested exclusively in the Common Shares, and each Shareholder of the Company who at the time possesses voting power for any purpose shall be entitled to one vote for each share standing in his name on the books of the Company.

(e) The Company, the Board of Directors or a committee of the Board of Directors, on behalf of the Company, without the consent of any Shareholder or any other Person, may issue rights, options and warrants entitling their holders to acquire from the Company Shares of any class or series, and such rights, options and warrants may be evidenced by instruments approved by the Board of Directors or any committee thereof. The terms upon which, including the time or times which may be limited or unlimited in duration, at or within which, and the consideration (including a formula by which such consideration may be determined) for which any such Shares may be acquired from the Company upon the exercise of any such right, option or warrant, shall be such as shall be stated in a resolution adopted by the Board of Directors or committee thereof providing for the creation and issue of such rights, options or warrants, and, in every case, shall be set forth or incorporated by reference in the instrument or instruments evidencing such rights, warrants or options. In the absence of actual fraud in the transaction, the judgment of the Directors as to the consideration for the issuance of such rights, options and warrants and the sufficiency thereof shall be conclusive. The Board of Directors or a committee thereof may, by a resolution adopted by the Board or committee thereof, authorize one or more Officers to do one or both of the following: (i) designate Officers and employees of the Company Group to be recipients of such rights, options or warrants created by the Company, and (ii) determine the number of such rights, options or warrants to be received by such Officers and employees; provided, however, that the resolution so authorizing such Officer or Officers shall specify the total number of rights, options or warrants such Officer or Officers may so award. The Board of Directors or committee thereof may not authorize an Officer to designate himself or herself as a recipient of any such rights, options or warrants.

(f) The Company, and the Board of Directors or a committee thereof on behalf of the Company, without the consent of any Shareholder or any other Person, is hereby authorized to (i) execute, deliver and administer the Equity Incentive Plan, and (ii) issue one or more Shares (and rights, options and warrants related thereto) pursuant to the Equity Incentive Plan. Each Share hereby authorized to be issued pursuant to the Equity Incentive Plan is hereby reserved for issuance.

Section 3.2. Provisions Relating to Common Shares. The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Common Shares are as follows:

(a) General. Except as otherwise provided herein, all Common Shares shall have identical rights and privileges in every respect.

(b) Distributions. Subject to any prior rights and preferences contained in any Share Designation, the Common Shareholders shall be entitled to participate ratably, on a Common Share-for-Common Share basis as if all Common Shares were of a single series, in such distributions, whether in cash, Shares, securities of entities within the Company Group or otherwise, as may be declared by the Board of Directors from time to time in accordance with this Agreement; provided, however, that any distributions payable in Common Shares (or payable in rights to subscribe for or purchase Common Shares or securities or indebtedness convertible into or exchangeable for Common Shares) shall be declared and paid at the same rate on the Common Shares. Distributions payable under this Section 3.2(b) shall be paid to the Shareholders of the applicable series of the Outstanding Common Shares as their names shall appear on the register of the Company on the Record Date fixed by the Board of Directors in advance of the declaration and payment of each distribution. The Company shall not issue fractions of Common Shares on payment of a distribution but shall pay cash in lieu of such fractional Common Shares based upon the then fair market value of such a Common Share.

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(c) Voting.

(i)	The Common Shares shall be Voting Shares, and the Common Shareholders shall vote on all matters submitted to a vote of the Shareholders holding Voting Shares, with each Class A Common Share entitled to one vote and each Class B Common Share entitled to five votes.

(ii)	The Common Shareholders are not entitled to cumulate votes in the election of Directors in the manner contemplated by Section 214 of the DGCL (assuming the Company were a Delaware corporation, the Common Shareholders were stockholders of a Delaware corporation and the Directors were directors of a Delaware corporation).

(d) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, after all creditors of the Company shall have been satisfied, and subject to the payment of all sums payable in respect of Preferred Shares, if any, the Common Shareholders shall share in all distributions of the Company’s remaining assets in accordance with Section 9.1. For purposes of this Section 3.2(d), neither the merger nor the consolidation of the Company into or with another entity or the merger or consolidation of any other entity into or with the Company, or the sale, transfer, or other disposition of all or Substantially All the assets of the Company, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Company.

(e) No Action by Written Consent. Notwithstanding Section 18-302(d) of the Act, no action required to be taken or that may be taken at any meeting of Common Shareholders may be taken without a meeting, and the power of Common Shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

Section 3.3. Provisions Relating to the Preferred Shares. The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Shares are as follows:

(a) The Preferred Shares may be issued from time to time in one or more series. The Preferred Shares of each series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a Share Designation.

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(b) Authority is hereby expressly granted to and vested in the Board of Directors or a committee of the Board of Directors, to the extent permitted by law and as set forth in this Agreement, any Share Designation, or a resolution of the Board of Directors, to authorize the issuance of the Preferred Shares from time to time in one or more series (which, subject to the provisions of any other Share Designation in respect of which Preferred Shares are then issued and outstanding, may rank junior to, on parity with or senior to (in each case, with respect to distributions or other payments in respect of Shares) any classes or series of Shares existing immediately prior to such authorization and issuance), and with respect to each such series to fix in a Share Designation the voting powers, full or limited, if any, of Shares of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof. The authority of the Board of Directors, or a committee thereof, with respect to the authorization and issuance of any Preferred Shares pursuant to a Share Designation shall include, but not be limited to, the determination or fixing of (i) distribution rights, (ii) distribution rates (iii) conversion rights, (iv) exchange rights, (v) voting rights, (vi) rights and terms of redemption (including sinking and purchase fund provisions), (vii) redemption price or prices, and (viii) the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Shares and the number of shares constituting any such series, and the designation thereof, or any of them. The authority of the Board of Directors, or a committee thereof, shall further include the increase or decrease of the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Section 3.4. No Preemptive Rights. Except as otherwise provided in a Share Designation or as determined by the Board of Directors, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Shares, whether such Shares are unissued, held in treasury or hereafter created.

Section 3.5. Fractions of Shares. Subject to Section 3.2(b), the Company may, but shall not be required to, issue fractions of a Share. Subject to Section 3.2(b), if it does not issue fractions of a Share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a Share as of the time when those entitled to receive such fractions are determined or (3) issue scrip or warrants in registered form (either represented by a Certificate or uncertificated) which shall entitle the holder to receive a full Share upon the surrender of such scrip or warrants aggregating a full Share. Scrip or warrants shall not, unless otherwise provided in the evidence thereof, entitle the holder to exercise voting rights, to receive distributions thereon or to participate in any of the assets of the Company in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for Certificates representing the full Shares or uncertificated full Shares before a specified date, or subject to the conditions that the Shares for which scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose. For purposes of this Section 3.5, “fair value” has the meaning given to such term in the jurisprudence interpreting and applying Section 155 of the DGCL, as if the Company were a Delaware corporation.

Section 3.6. Fully Paid and Non Assessable Nature of Interests. All Shares issued pursuant to, and in accordance with the requirements of, this Agreement (including Section 3.2(b)) shall be validly issued and shall be deemed to be fully paid and non-assessable Shares of the Company.

ARTICLE 4.

CERTIFICATES, TRANSFERS AND REDEMPTION

Section 4.1. Certificates.

(a) Form and Execution of Certificates. The Shares of the Company may be uncertificated, except to the extent otherwise required by applicable law and except to the extent Shares are represented by outstanding Certificates that have not been surrendered to the Company or its Transfer Agent. Notwithstanding the foregoing, every holder of Shares in the Company shall be entitled to have a Certificate signed by, or in the name of the Company by, the Chairman of the Board (if there be such an Officer appointed), or by the Chief Executive Officer, President or any Vice President and by the Chief Financial Officer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of Shares owned by him in the Company. Certificates for the Shares of the Company shall be in such form as is consistent with this Agreement and applicable law. Any or all of the signatures on the Certificate may be a facsimile and may be sealed with the seal of the Company or a facsimile thereof. In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a Certificate shall have ceased to be such Officer, Transfer Agent, or registrar before such Certificate is issued, it may be issued with the same effect as if he, she or it were such Officer, Transfer Agent, or registrar at the date of issue. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated Shares and the rights and obligations of the holders of Certificates representing Shares of the same class and series shall be identical. The Certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued and shall exhibit the Shareholder’s name and the number of Shares.

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(b) Lost or Destroyed Certificates. The Company may issue in place of any Certificate or Certificates theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the Person claiming the Certificate to be lost or destroyed. When issuing a new Certificate or new Certificates, the Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed Certificate or Certificates, or his legal representative, to indemnify the Company in such manner as it shall require and/or to give the Company a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Company with respect to the Certificate alleged to have been lost or destroyed.

(c) Transfers. Any transfers of Shares of the Company must be made subject to transfer restrictions set forth in this Agreement. Where authorized, transfers of record of Shares of the Company shall be made only upon the Company books by the holders thereof, in person or by duly authorized attorney, and upon the surrender of a Certificate or Certificates for a like number of shares, properly endorsed.

(d) Registered Shareholders. The Company shall be entitled to recognize the Person registered on its books as the owner of Shares, and shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

(e) Regulations. Subject to Section 4.3, the Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration or the replacement of Certificates for Shares of the Company.

(f) Legends. The Board of Directors shall have the power and authority to provide that Certificates representing Shares bear such legends as the Board of Directors deems appropriate to ensure that the Company does not become liable for violations of federal or state securities laws or other applicable law. Certificates shall contain such provisions as would be required pursuant to Section 151 and Section 202 of the DGCL (as if such Certificates were stock certificates and the Company were a Delaware corporation) and the Company shall send such notice to the Shareholder owning uncertificated Shares as would be required pursuant to Section 151 and Section 202 of the DGCL (as if the Shareholder owning such Shares were an owner of stock of a Delaware corporation and the Company were a Delaware corporation).

(g) Electronic Securities Recordation. Notwithstanding the provisions set forth elsewhere in this Agreement, the Company may adopt a system of issuance, recordation and transfer of the Shares by electronic or other means not involving any issuance of Certificates, provided the use of such system by the Company is permitted in accordance with applicable law, and, provided, further, that notwithstanding the adoption of any such system of issuance, recordation and transfer of Shares by electronic or other means, every holder of Shares represented by Certificates shall be entitled to have a Certificate for such Shares, signed by such Officers and otherwise as provided in this Section 4.1, certifying the number of Shares held by such Shareholder.

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Section 4.2. Transfer Generally.

(a) The term “transfer,” when used in this Agreement with respect to a Share, shall be deemed to refer to a transaction by which a Shareholder assigns such Share to another Person who is or becomes a Shareholder, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage. No Share shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 4. To the fullest extent permitted by law, any transfer or purported transfer of a Share not made in accordance with this Article 4 shall be null and void.

(b) By acceptance of the transfer of any Share in accordance with this Article 4, each transferee of a Share shall be admitted to the Company as a Shareholder in accordance with Section 6.1.

(c) Subject to (i) the provisions of this Article 4 and any other restrictions set forth in this Agreement, (ii) the provisions of any Share Designation, and (iii) any contractual provision binding on any Shareholder, Shares shall be freely transferable to any Person.

Section 4.3. Restrictions on Transfers.

(a) Except as provided in Section 4.3(c) below, but notwithstanding the other provisions of this Article 4, no transfer of any Shares shall be made if such transfer would violate the then applicable U.S. federal or state securities laws or rules and regulations of the SEC, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence of the Company under the laws of the jurisdiction of its formation, or (iii) cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed).

(b) The Board of Directors may impose restrictions on the transfer of Shares if it receives an Opinion of Counsel that such restrictions are necessary or advisable to avoid a significant risk of the Company becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes. Notwithstanding any other provision of this Agreement (including Article 14), the Board of Directors may impose such restrictions by amending this Agreement without the consent of any Person.

(c) Nothing contained in this Article 4, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed for trading.

Section 4.4. Repurchase of Shares by the Company. Except as otherwise provided in this Agreement or in any Share Designation, the Company, and the Board of Directors on behalf of the Company, without the consent of any Shareholder or any other Person, but subject to Section 9.3, shall have the authority to acquire, by purchase, redemption or otherwise, any Shares (or any rights, options or warrants relating to any class or series of any Shares) that are redeemable at the option of the Company.

Section 4.5. Treasury Shares. Notwithstanding Section 18-702 of the Act, unless otherwise determined by the Board of Directors, any Shares acquired or otherwise held by the Company shall not be automatically deemed canceled and instead shall be deemed to be authorized and issued Shares held in the treasury of the Company and may subsequently be sold or disposed of in accordance with this Agreement.

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ARTICLE 5.

OTHER SECURITIES OF THE COMPANY

Section 5.1. Form and Execution of Certificates. All bonds, debentures and other securities of the Company, other than Share certificates, may be signed by the Chairman of the Board (if there be such an officer appointed), the Chief Executive Officer, or the President or any Vice President or such other person as may be authorized by the Board of Directors and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other security shall be issued, the signature of the persons signing and attesting the seal on such bond, debenture or other security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other security, authenticated by a trustee as aforesaid, shall be signed by the Chief Financial Officer or an Assistant Treasurer of the Company, or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any Officer who shall have signed or attested any bond, debenture or other security, or whose facsimile signature shall appear thereon has ceased to be an Officer of the Company before the bond, debenture or other security so signed or attested shall have been delivered, such bond, debenture or other security nevertheless may be adopted by the Company and issued and delivered as though the Person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such Officer of the Company.

ARTICLE 6.

THE SHAREHOLDERS

Section 6.1. Shareholders.

(a) A Person shall automatically be admitted as a Shareholder and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires (whether from the Company, any Shareholder or otherwise) any Share. Any Person admitted to the Company as a Shareholder shall be deemed to agree to be bound by each provision of this Agreement. A Person may become a Shareholder without the consent or approval of any of the Shareholders. A Person may not become a Shareholder without acquiring a Share.

(b) The name and mailing address of each Shareholder shall be included on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall (or shall cause the Transfer Agent to) update the books and records of the Company from time to time as necessary to reflect accurately the information required to be contained therein.

(c) Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and no Shareholder shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder.

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(d) Shareholders may not be expelled from or removed as Shareholders of the Company. Shareholders shall not have any right to resign from the Company as a Shareholder; provided that when a transferee of a Shareholder’s Share(s) is admitted to the Company as a Shareholder, such transferring Shareholder shall cease to be a Shareholder with respect to the Share(s) so transferred. Notwithstanding the foregoing or any other provision of this Agreement, the Company may continue to treat the transferring Shareholder as the Shareholder with respect to the transferred Shares for all purposes of this Agreement until the transferee of such Shares is included in the books and records of the Company maintained for such purpose.

Section 6.2. Management of Business. No Shareholder, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Shareholder. Notwithstanding the foregoing, the Shareholders have all the rights and powers specifically set forth in this Agreement.

Section 6.3. Inspection of Books and Records.

(a) Any Shareholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from (1) the Company’s register of its Shares, a list of its Shareholders and its other books and records and (2) any subsidiary’s books and records, to the extent that (a) the Company has actual possession or control of the books and records of such subsidiary or (b) the Company could obtain such records through the exercise of control over such subsidiary, provided that as of the date of the making of the demand: (1) such inspection of such books and records of the subsidiary would not constitute a breach of an agreement between the Company or the subsidiary and a Person or Persons not affiliated with the Company and (2) the subsidiary would not have the right under the law applicable to it to deny the Company access to such books and records upon demand by the Company. In every instance where the Shareholder is other than a Person listed on the books and records of the Company as the owner of Shares, the demand under oath shall state the Person’s status as a beneficial owner of Shares held either in a voting trust or by a nominee on behalf of such Person, be accompanied by documentary evidence of beneficial ownership of Shares, and state that such documentary evidence is a true and correct copy of what it purports to be. A proper purpose shall mean a purpose reasonably related to such Person’s interest as a Shareholder. In every instance where an attorney or other agent shall be the Person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Shareholder. The demand under oath shall be directed to the Company at its registered office in the State of Delaware or at its principal place of business. To the extent not inconsistent with the foregoing, the inspection right set forth in this Section 6.3(a) shall be applied, and subject to any applicable defenses, as if (1) a Shareholder making a demand pursuant to this Section 6.3 were a stockholder of a Delaware corporation and the Company were a Delaware corporation, and (2) such Shareholder was making a demand pursuant to Section 220 of the DGCL (and such demand shall be interpreted in accordance with the jurisprudence regarding Section 220 of the DGCL).

(b) Any Director shall have the right to examine (i) the Company’s register of its Shares, (ii) a list of the Company’s Shareholders and (iii) the Company’s other books and records for a purpose reasonably related to the Director’s position as a manager of the Company.

(c) As used in this Section 6.3, “subsidiary” means any entity directly or indirectly owned, in whole or in part, by the Company and which is controlled, directly or indirectly, by the Company, including, corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, statutory trusts and/or joint ventures.

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(d) Section 18-305(c) of the Act shall be inapplicable to the Company and this Agreement (including, for the avoidance of doubt, to the inspection rights set forth in this Section 6.3).

(e) This Section 6.3 is intended to replace and, to the fullest extent permitted by law, shall replace the Shareholder’s and Director’s rights under Sections 18-305(a) and (b) of the Act; provided, for the avoidance of doubt, that Section 18-305(f) of the Act shall be applicable to the Company and this Agreement and a Shareholder or Director may bring an action to enforce any right arising under this Section 6.3 in the Court of Chancery.

ARTICLE 7.

MEETINGS OF SHAREHOLDERS

Section 7.1. Place of Meetings.

(a) Meetings of Shareholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.

(b) If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Shareholders and proxy holders not physically present at a meeting of Shareholders may, by means of remote communication:

(i)	Participate in a meeting of Shareholders; and

(ii)	Be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxy holder, (B) the Company shall implement reasonable measures to provide such Shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any Shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company. “Remote communication” shall include telephone or other voice communications and electronic mail or other form of written or visual electronic communications.

Section 7.2. Annual Meetings. The annual meetings of the Shareholders of the Company, for the purpose of election of Directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be fixed by resolution of the Board of Directors as determined by the Board of Directors.

Section 7.3. Special Meetings. Special meetings of the Shareholders of the Company may be called for any purpose or purposes, at any time, by the Chairman of the Board or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors.

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Section 7.4. Fixing Record Dates.

(a) In order that the Company may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which Record Date shall not be more than 60 nor less than 10 days before the date of such meeting. If no Record Date is fixed by the Board of Directors, then the Record Date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. A determination of Shareholders of record entitled notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned meeting.

(b) In order that the Company may determine the Shareholders entitled to receive payment of any distribution or allotment of any rights or the Shareholders entitled to exercise any rights in respect of any change, conversion or exchange of Shares, or for the purpose of any other lawful action, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted, and which Record Date shall be not more than 60 days prior to such action. If no Record Date is fixed, the Record Date for determining Shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.5. Notice of Meetings.

(a) Except as otherwise provided by law, written notice of each meeting of Shareholders, specifying the place, if any, date and hour and purpose or purposes of the meeting, and the means of remote communication, if any, by which Shareholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given not less than 10 nor more than 60 days before the date of the meeting to each Shareholder entitled to vote thereat, directed to his, her or its address as it appears upon the books of the Company, except that where the matter to be acted on is a merger or consolidation of the Company or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than 20 nor more than 60 days prior to such meeting. Except as provided in Section 7.11(d), no matter shall be properly brought before a special meeting of Shareholders unless such matter shall have been brought before the meeting pursuant to the Company’s notice of such meeting.

(b) If at any meeting action is proposed to be taken which, if taken, would entitle Shareholders fulfilling the requirements of Section 262(d) of the DGCL (pursuant to Section 13.4 of this Agreement) to an appraisal of the fair value of their Shares, the notice of such meeting shall contain a statement to that effect and shall be accompanied by a copy of that statutory section.

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(c) If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the Shareholder at his address as it appears on the Share transfer books of the Company. Any notice to Shareholders given by the Company shall be effective if given by means of electronic transmission consented to by the Shareholder to whom such notice is given. For purposes of this Agreement, “electronic transmission” means any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communication, if any, by which Shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting. The period or limitation of time within which any Shareholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such a Shareholder to receive such notice.

(d) Notice of the time, place and purpose of any meeting of Shareholders may be waived in writing, either before or after such meeting, and, to the extent permitted by law, will be waived by any Shareholder by his attendance thereat, in person or by proxy. Any Shareholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the Shareholders need be specified in any waiver of notice of such meeting.

Section 7.6. Quorum and Voting.

(a) At all meetings of Shareholders except where otherwise provided by law or this Agreement, the presence, in person or by proxy duly authorized, of the holders of one-third (1/3) of the Outstanding Shares entitled to vote shall constitute a quorum for the transaction of business, except that when specified business is to be voted on by a class or series of Shares voting as a class, the holders of one-third (1/3) of the Shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting or a majority of the Shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. The Shareholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder entitled to vote at the adjourned meeting.

(b) When a quorum is present at any meeting, the vote of the holders of at least a majority of the voting power of the Outstanding Shares entitled to vote who are present, in person or by proxy, shall be valid and binding on the Company, unless the matter to be acted upon is one which, by express provision of this Agreement (or, in the event a provision of their Agreement does not address a vote that would be required if the Company were a Delaware Corporation, an express provision of the DGCL), a different vote is required, in which case such express provision shall govern and control the required vote for the matter to be acted upon.

(c) Meetings of Shareholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board, by the Chief Executive Officer, or in the absence of the Chief Executive Officer, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to adjourn a meeting of Shareholders without a vote of Shareholders and to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting and are not inconsistent with any rules or regulations adopted by the Board of Directors pursuant to the provisions of this Agreement, including (i) the establishment of procedures for the maintenance of order, (ii) limitations on the time allotted to questions or comments on the affairs of the Company, (iii) restrictions on entry to such meeting after the time prescribed for the commencement thereof, and (iv) the opening and closing of the voting for each item upon which a vote is to be taken.

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Section 7.7. Voting Rights.

(a) Except as otherwise provided by law, only persons in whose names Shares entitled to vote stand on the records of the Company on the record date for determining the Shareholders entitled to vote at said meeting shall be entitled to vote at such meeting. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such Shares and such Shares shall be deemed to be represented for the purpose of determining a quorum.

(b) Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary of the Company at or before the meeting at which it is to be used. Said proxy so appointed need not be a Shareholder. No voting proxy shall be voted after three (3) years from its date unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except that a duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 7.8. Voting Procedures and Inspectors of Elections.

(a) The Board of Directors by resolution shall, in advance of any meeting of Shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(b) The inspector(s) shall (i) ascertain the number of Outstanding Shares and the voting power of each, (ii) determine the Shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of the duties of the inspector(s). The inspector(s) shall have the other duties prescribed by Section 231(b) of the DGCL, which shall apply as if the Company was a Delaware corporation and the inspector(s) were inspector(s) appointed by a Delaware corporation. Notwithstanding the foregoing, this Section 7.8 shall be inapplicable in connection with any meeting of Shareholders if, at the time of such meeting, Section 231 of the DGCL would be inapplicable in connection with such meeting, assuming the Company was a Delaware corporation, the Shares were shares of stock of a Delaware corporation, and the Shareholders were stockholders of such Delaware corporation.

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(c) The date and time of the opening and the closing of the polls for each matter upon which the Shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a Shareholder shall determine otherwise.

(d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided by a Shareholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the Shareholder, ballots and the regular books and records of the Company, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the Shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 7.9. List of Shareholders. The Officer who has charge of the Share ledger of the Company shall prepare and make, at least 10 days before every meeting of Shareholders, a complete list of the Shareholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each Shareholder. The Company need not include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any Shareholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to Shareholders of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 7.10. Shareholder Proposals at Annual Meetings.

(a) At an annual meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than nominations of directors made pursuant to Section 7.11) must be brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by a Shareholder of record of the Company at the time of the giving of the notice required in the paragraph (b) hereof, who is entitled to vote and the meeting and who complies with this Section 7.10. The foregoing clause (ii) shall be the exclusive means for a Shareholder to propose business (other than business included in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act) at an annual meeting of stockholders.

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(b) In addition to any other applicable requirements for business to be properly brought before an annual meeting by a record Shareholder, (i) the record Shareholder must have given timely notice thereof in writing to the Secretary of the Company, (ii) any such business must be a proper matter for Shareholder action under Delaware law and (c) the record Shareholder and the beneficial owner, if any, on whose behalf any such proposal is made, must have acted in accordance with the representations set forth in the Business Solicitation Statement (as defined below) required by this Agreement. To be timely, a record Shareholder’s notice must be delivered to the Secretary at the Company’s principal executive offices not less than 90 days or more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the previous year’s annual meeting of Shareholders. However, if the Company did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, then to be timely, notice by the Shareholder must be delivered to the Secretary at the Company’s principal executive offices not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a Shareholder’s notice as described above. Other than with respect to Shareholder proposals relating to director nomination(s), which requirements are set forth in Section 7.11 below, a Shareholder’s notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the record Shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class, series, and number of shares of the Company which are owned, directly or indirectly, beneficially and of record by the record Shareholder, (iv) any material interest of the record Shareholder in such business and the beneficial owner, if any, on whose behalf the proposal is made, (v) as to the Shareholder giving the notice and any Shareholder Associated Person (as defined below) or any member of such Shareholder’s immediate family sharing the same household, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of Shares) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of Share price changes for, or to increase or decrease the voting power of, such Shareholder, such Shareholder Associated Person or family member with respect to any Share of the Company (each, a “Relevant Hedge Transaction”), (vi) as to the Shareholder giving the notice and any Shareholder Associated Person or any member of such Shareholder’s immediate family sharing the same household, to the extent not set forth pursuant to the immediately preceding clause, (a) whether and the extent to which such Shareholder, Shareholder Associated Person or family member has direct or indirect beneficial ownership of any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of Shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of Shares of the Company or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (a “Derivative Instrument”), (b) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Company, (c) any rights to distributions on the Shares of the Company owned beneficially by such Shareholder, Shareholder Associated Person or family member that are separated or separable from the underlying Shares of the Company, (d) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Shareholder, Shareholder Associated Person or family member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (e) any performance-related fees (other than an asset-based fee) that such Shareholder, Shareholder Associated Person or family member is entitled to on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice (which information shall be supplemented by such Shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (vii) a statement whether or not such person intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of voting power of all Shares reasonably believed to be sufficient to carry the proposal and/or otherwise to solicit votes or proxies in support of such proposal (such statement, a “Business Solicitation Statement”).

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(c) For purposes of this Section 7.10 and Section 7.11, “Shareholder Associated Person” of any Shareholder shall mean (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such Shareholder, (ii) any beneficial owner of Shares of the Company owned of record or beneficially by such Shareholder or (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

(d) Notwithstanding anything in this Agreement to the contrary, no business (other than a nomination submitted in accordance with Section 7.11) shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 7.10, provided, however, that nothing in this Section 7.10 shall be deemed to preclude discussion by any Shareholder of any business properly brought before the annual meeting in accordance with said procedure. Notwithstanding the foregoing provisions of this Section 7.10, if the Shareholder making a proposal or a qualified representative of such Shareholder does not appear at the annual meeting to present a proposal submitted in compliance with this Section 7.10 (including without limitation any proposal included in the Company’s proxy statement under Rule 14a-8 under the Exchange Act), such proposal shall not be presented or voted upon at the annual meeting. For purposes of the foregoing sentence, to be considered a qualified representative of a Shareholder, a person must be a duly authorized manager, officer or partner of such Shareholder or must be authorized by such Shareholder in writing to act as such. In the event a qualified representative of a shareholder will appear at a meeting and make a proposal in lieu of a shareholder, the shareholder must provide the notice of such designation at least twenty-four hours prior to the meeting. If no such advance notice is provided only the stockholder may make the proposal and the proposal may be disregarded in the event the stockholder fails to appear and make the proposal.

(e) The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7.10, and if he should so determine he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

(f) Nothing in this Section 7.10 shall affect the right of a Shareholder to request inclusion of a proposal in the Company’s proxy statement or information statement pursuant to Rule 14a-8 under the Exchange Act, and any proposal submitted in compliance with Rule 14a-8 under the Exchange Act and included in the Company’s proxy statement or information statement pursuant thereto shall be deemed to be properly before the meeting. For purposes of Agreement, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 7.11. Nominations of Persons for Election to the Board of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Company may be made (i) by or at the direction of the Board of Directors, or by any nominating committee or person appointed by the Board of Directors, or (ii) by any record Shareholder of the Company entitled to vote for the election of Directors at a meeting of Shareholders who complies with the notice procedures set forth in this Section 7.11. The foregoing clause (ii) shall be the exclusive means for a Shareholder to make nominations.

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(b) In addition to any other applicable requirements for nominations to be properly brought before an annual meeting by a Shareholder (a) such nominations must be made pursuant to timely notice in writing to the Secretary of the Company and (b) the record Shareholder, the beneficial owner, if any, on whose behalf the nomination is made, and the nominee, must have acted in accordance with the representations set forth in the Nomination Solicitation Notice (as defined below) required by this Agreement. To be timely, a Shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 90 days or more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials (or, in the absence of proxy materials, its notice of meeting) for the previous year’s annual meeting of shareholders. However, if the Company did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, then to be timely, notice by the shareholder must be delivered to the Secretary at the Company’s principal executive offices not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Company at least 10 days before the last day a record Shareholder may deliver a notice of nomination in accordance with the preceding sentence, a record Shareholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a Shareholder’s notice as described above. The Shareholder’s notice relating to director nomination(s) shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of the Company which are beneficially owned by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and such person’s written consent to serve as a director if elected; (b) as to the record Shareholder giving the notice, and the beneficial owner, if any, on whose behalf the proposal was made, (i) the name and record address of the Shareholder, and (ii) the class, series and number of Shares of the Company which are beneficially owned; (c) as to the record Shareholder giving the notice and any Shareholder Associated Person (as defined in Section 7.10) or any member of such Shareholder’s immediate family sharing the same household, to the extent not set forth pursuant to the immediately preceding clause, whether and the extent to which any Relevant Hedge Transaction (as defined in Section 7.10) has been entered into; and (d) as to the Shareholder giving the notice and any Shareholder Associated Person or any member of such Shareholder’s immediate family sharing the same household, (1) whether and the extent to which any Derivative Instrument (as defined in Section 7.10) is directly or indirectly beneficially owned, (2) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any Shares of any security of the Company, (3) any rights to distributions on the Shares of the Company owned beneficially by such Shareholder that are separated or separable from the underlying Shares of the Company, (4) any proportionate interest in Shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (5) any performance-related fees (other than an asset-based fee) that such Shareholder is entitled to that is based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such Shareholder’s immediate family sharing the same household (which information shall be supplemented by such Shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); and (e) a statement whether or not such person or its nominee intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of voting power of all Shares reasonably believed to be sufficient to elect the nominee or nominees proposed to be nominated and/or otherwise to solicit votes or proxies in support of such nomination (the “Nomination Solicitation Notice”). The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of Preferred Shares.

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(c) A person shall not be eligible for election or re-election as a Director at an annual meeting unless (i) the person is nominated by a record Shareholder in accordance with this Section 7.11, or (ii) the person is nominated by or at the direction of the Board of Directors, or committee thereof.

(d) Notwithstanding the foregoing provisions of this Section 7.11, if the Shareholder making a nomination or a qualified representative of such Shareholder does not appear at the annual meeting to present a nomination submitted in compliance with this Section 7.10, such nomination(s) shall not be presented or voted upon at the annual meeting. For purposes of the foregoing sentence, to be considered a qualified representative of a Shareholder, a person must be a duly authorized manager, officer or partner of such Shareholder or must be authorized by such Shareholder in writing to act as such. In the event a qualified representative of a Shareholder will appear at a meeting and make a nomination in lieu of a Shareholder, the Shareholder must provide the notice of such designation at least twenty-four hours prior to the meeting. If no such advance notice is provided only the Shareholder may make the nomination and the nomination may be disregarded in the event the Shareholder fails to appear and make the nomination.

(e) The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 7.12. Shareholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Shares with respect to such series of Preferred Shares, any action required or permitted to be taken by the Shareholders of the Company shall be taken at an annual or special meeting of Shareholders of the Company may be taken by a consent in writing by a Share Majority.

Section 7.13. Voting of Shares by Certain Holders. Shares of the Company belonging to the Company or to a corporation, if a majority of the shares entitled to vote in the election of directors of such corporation is held, directly or indirectly, by the Company, shall neither be entitled to vote nor be counted for quorum purposes. Nothing in this Section 7.13 shall be construed as limiting the right of the Company or any corporation to vote Shares held by it in a fiduciary capacity. For purposes of this Section 7.13, the term “belonging to” has the meaning given to such term in the jurisprudence interpreting and applying Section 160(c) of the DGCL, as if the Company were a Delaware corporation.

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Section 7.14. Corporate Law Incorporation. In furtherance of the foregoing provisions of this Article 7, except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Company shall be subject to and governed by Subchapter VII (excluding sections 212(a), 214, 215, 220, 225 and 226) of the DGCL as if set forth in full herein to the same extent as if the Company were a Delaware corporation formed under the DGCL, and for such purpose the terms “director”, “board of directors”, “corporation”, “stock”, “stockholder”, “certificate of incorporation” and “bylaws” as used in the DGCL shall be deemed to refer to a Director, the Board of Directors, the Company, the Shares, the Shareholders, the Charter Provisions and the Bylaw Provisions respectively. The parties intend that the foregoing provisions of Subchapter VII of the DGCL shall be applied and interpreted consistently with the jurisprudence regarding such provisions.

ARTICLE 8.

CAPITAL ACCOUNTS AND ALLOCATIONS

Section 8.1. Establishment and Maintenance of Capital Accounts. There shall be established for each Shareholder on the books of the Company as of the date such Shareholder becomes a Shareholder a capital account (each being a “Capital Account”). Each Capital Contribution by any Shareholder, if any, shall be credited to the Capital Account of such Shareholder on the date such Capital Contribution is made to the Company. In addition, each Shareholder’s Capital Account shall be (a) credited with (i) such Shareholder’s allocable share of any Net Income (or items thereof) and items of income and gain specially allocated to such Shareholder under Section 8.4, and (ii) the amount of any Company liabilities that are assumed by the Shareholder or secured by any Company property distributed to the Shareholder and (b) debited with (i) the amount of distributions (and deemed distributions) to such Shareholder of cash or the fair market value of other property so distributed, (ii) such Shareholder’s allocable share of Net Loss (or items thereof) and items of loss and expense specially allocated to such Shareholder under Section 8.4, and (iii) the amount of any liabilities of the Shareholder assumed by the Company or which are secured by any property contributed by the Shareholder to the Company. Any other item which is required to be reflected in a Shareholder’s Capital Account under Section 704(b) of the Code and the U.S. Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected. The Board of Directors shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Shareholder’s interest in the Company. Interest shall not be payable on Capital Account balances. The Capital Accounts shall be maintained in accordance with the provisions of U.S. Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent not inconsistent with such regulation, the provisions of this Agreement.

Section 8.2. Allocations of Net Income and Loss.

(a) Except as provided in Sections 8.3 below, Net Income and Net Loss of the Company for each Fiscal Year shall be allocated to the Shareholders so as to, as nearly as possible, increase or decrease, as the case may be, each Shareholder’s Capital Account to the extent necessary such that each Shareholder’s Capital Account is equal to (i) the amount that such Shareholder would receive if the Company were dissolved, its assets sold for their Carrying Value, its liabilities satisfied in accordance with their terms (limited, in the case of an asset subject to nonrecourse liabilities, to the carrying value of such asset) and all remaining amounts were distributed to the Shareholders in accordance with Section 17.3 of this Agreement immediately after making such allocation, reduced by (ii) the amount of such Shareholder’s allocable share of any Company Minimum Gain and any Shareholder Minimum Gain (calculated immediately prior to such deemed sale of assets) and by any amount such Shareholder is obligated to contribute to the Company.

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(b) The Board of Directors shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion. For the proper administration of the Company and for the preservation of uniformity of the Shares (or any portion or class or series thereof), notwithstanding any other provision of this Agreement (including Article 14), the Board of Directors may, without the consent of any Person, (i) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of U.S. Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Shares (or any portion or class or series thereof), and (ii) adopt and employ or modify such conventions and methods as the Board of Directors determines in its sole discretion to be appropriate for (A) the determination for tax purposes of items of income, gain, loss, deduction and credit and the allocation of such items among Shareholders and between transferors and transferees under this Agreement and pursuant to the Code and the U.S. Treasury Regulations promulgated thereunder, (B) the determination of the identities and tax classification of Shareholders, (C) the valuation of Company assets and the determination of tax basis, (D) the allocation of asset values and tax basis, (E) the adoption and maintenance of accounting methods and (F) taking into account differences between the Carrying Values of Company assets and such asset adjusted tax basis pursuant to Section 704(c) of the Code and the U.S. Treasury Regulations promulgated thereunder.

(c) Allocations that would otherwise be made to a Shareholder under the provisions of this Article 8 shall instead be made to the beneficial owner of the Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Board of Directors in its sole discretion.

Section 8.3. Limitation on Loss Allocation. Net Loss (and items thereof) allocated to a Shareholder pursuant to Section 8.2 shall not exceed the maximum amount of losses that can be allocated without causing such Shareholder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event that any Shareholder would have an Adjusted Capital Account Deficit as a consequence of an allocation of Net Loss pursuant to Section 8.2, the amount of Net Loss that would be allocated to such Shareholder but for the application of this Section 8.3 shall be allocated to the other Shareholders in proportion to their Percentage Interests to the extent that such allocations would not cause any such Shareholder to have an Adjusted Capital Account Deficit (or not be consistent with the Treasury Regulations promulgated under Section 704(b) of the Code). Any allocation of items of Net Loss pursuant to this Section 8.3 shall be taken into account in computing subsequent allocations of Net Income (and items thereof) pursuant to Section 8.2, and prior to any allocation of items in such Section 8.2 so that the net amount of any items allocated to each Shareholder pursuant to Section 8.2 and this Section 8.3 shall, to the maximum extent practicable, be equal to the net amount that would have been allocated to each Shareholder pursuant to the provisions of Section 8.2 and this Section 8.3 if such allocation under this Section 8.3 had not occurred.

Section 8.4. Special Allocations. Notwithstanding any of the provisions set forth above in this Article 8 to the contrary, the following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Shareholder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Shareholder’s share of the net decrease in Company Minimum Gain, determined in accordance with U.S. Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Shareholder pursuant thereto. The items to be so allocated shall be determined in accordance with U.S. Treasury Regulations Section 1.704-2(f)(6) and Section 1.704-2(j)(2). This Section 8.4(a) is intended to comply with the minimum gain chargeback requirement in U.S. Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

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(b) Shareholder Minimum Gain Chargeback. Notwithstanding any other provision of this Article 8, except Section 8.4(a), if there is a net decrease in Shareholder Minimum Gain attributable to Shareholder Nonrecourse Debt during any Fiscal Year, each Shareholder which has a share of the Shareholder Minimum Gain attributable to such Shareholder Nonrecourse Debt, determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Shareholder’s share of the net decrease in Shareholder Minimum Gain attributable to such Shareholder Nonrecourse Debt, determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Shareholder pursuant thereto. The items to be so allocated shall be determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(4) and Section 1.704- 2(j)(2)(ii). This Section 8.4(b) is intended to comply with the minimum gain chargeback requirement in U.S. Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event that any Shareholder unexpectedly receives any adjustments, allocations or distributions described in U.S. Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specifically allocated to each such Shareholder in an amount and manner sufficient to eliminate, to the extent required by the U.S. Treasury Regulations, the Adjusted Capital Account Deficit of such Shareholder as quickly as possible, provided that an allocation pursuant to this Section 8.4(c) shall be made if and only to the extent that such Shareholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 8 have been tentatively made as if this Section 8.4(c) were not in this Agreement. The foregoing provision is intended to comply with U.S. Treasury Regulations Section 1.704-1(b)(2)(ii) and shall be interpreted and applied in a manner consistent with such U.S. Treasury Regulations.

(d) Gross Income Allocation. In the event that any Shareholder has an Adjusted Capital Account Deficit at the end of any Fiscal Year, then each such Shareholder shall be specially allocated items of Company income and gain as quickly as possible, provided that an allocation pursuant to this Section 8.4(d) shall be made only if and to the extent that such Shareholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 8 have been tentatively made as if this Section 8.4(d) were not in this Agreement.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be allocated to the Shareholders in proportion to their Percentage Interests or otherwise as determined by the Board of Directors.

(f) Shareholder Nonrecourse Deductions. Any Shareholder Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Shareholder who bears the economic risk of loss with respect to the Shareholder Nonrecourse Debt to which such Shareholder Nonrecourse Deductions are attributable in accordance with U.S. Treasury Regulations Section 1.704-2(i).

(g) Adjustments Under Section 754 of the Code. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or U.S. Treasury Regulations Section 1.704-1(b)(2)(iv) (m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Shareholder in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Shareholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such U.S. Treasury Regulations section.

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(h) Curative Allocations. It is the intent of the Shareholders that, to the extent possible, the allocations set forth in the foregoing provisions of this Section 8.4 will be offset with special allocations of other items of Company income, gain, loss, and deduction pursuant to this Section 8.4(h). Therefore, notwithstanding any other provision of this Article 8 (other than the foregoing provisions of this Section 8.4 hereof), the Board of Directors shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner the Board of Directors determines to be appropriate so that, after such offsetting allocations are made, each Shareholder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Shareholder would have had if the allocations set forth in the foregoing provisions of this Section 8.4 were not part of this Agreement. In exercising its discretion under this Section 8.4(h), the Board of Directors shall take into account future allocations under Sections 8.4(a) and 8.4(b) that, although not yet made, are likely to offset other allocations previously made under Sections 8.4(e) and 8.4(f).

Section 8.5. Tax Incidents. It is intended that the Company will be treated as a pass-through entity for tax purposes. Subject to Section 8.6 below, for U.S. federal and state income tax purposes, all items of Company taxable income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be allocated among the Shareholders in the same manner as the corresponding item of “book” income, gain, loss or expense was allocated pursuant to the preceding Sections of this Article 8.

Section 8.6. Section 704(c) Allocations. In accordance with Sections 704(b) and 704(c) of the Code and the U.S. Treasury Regulations promulgated thereunder, taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company or with respect to any property owned by the Company the Carrying Value of which has been adjusted pursuant to the definition of “Carrying Value” shall, solely for tax purposes, be allocated among the Shareholders so as to take account of any variation between the adjusted tax basis of such property to the Company for U.S. federal income tax purposes and its Carrying Value in accordance with the “remedial method” described in U.S. Treasury Regulations Section 1.704-3(d). Allocations pursuant to this Section 8.6 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Shareholder’s Capital Account or share of Net Income, Net Losses or other items or distributions pursuant to any provision of this Agreement.

Section 8.7. Allocations in Respect of Transferred Interests. In the case of Shares transferred during any Fiscal Year in compliance with the provisions of Article 4, items of income, gain, loss deduction and credit, and all other items attributable to such transferred Shares or such Fiscal Year may, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and may be allocated to the Shareholders as of the opening of the principal National Securities Exchange on which each relevant class or series of Shares is then traded on the first business day of each month; provided, however, that gain or loss on a sale or other disposition of any assets of the Company or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the Board of Directors, may be allocated to the Shareholders as of the opening of the principal National Securities Exchange on which the relevant class or series of Shares is then traded on the first business day of the month in which such gain or loss is recognized for federal income tax purposes. The Board of Directors may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder

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ARTICLE 9.

DISTRIBUTIONS

Section 9.1. Distributions to Shareholders. Subject to provisions of law and the other provisions of this Agreement (including any Share Designation), distributions to Shareholders may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in Shares, and such distributions (a) shall be made to the Preferred Shareholders, if any, in accordance with any applicable Share Designation and (b) shall be made to the Common Shareholders in accordance with Section 3.2(b). Subject to the provisions of any Share Designation, such declaration and payment by the Company shall be at the discretion of the Board of Directors. Notwithstanding the foregoing, the Board of Directors will not make any distribution to Shareholders that would reduce, or otherwise cause a reduction in or impairment in, the net capital or other minimum capital amounts of any Affiliate that would cause such Affiliate to not meet applicable requirements, including those of the SEC and FINRA.

Section 9.2. Distributions After Dissolution. In the event of the dissolution of the Company, all receipts received after such dissolution shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 17.3.

Section 9.3. Payment. Each distribution in respect of the Shares shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to Shareholders as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 9.4. Taxes Paid. The Board of Directors may treat taxes paid by the Company on behalf of, or amounts withheld with respect to, all or less than all of the Shareholders, as a distribution of cash to such affected Shareholders.

Section 9.5. Reserves. There may be created by the Board of Directors out of funds of the Company such reserve or reserves as the Board from time to time, in its discretion, considers proper to provide for contingencies, to equalize distributions, or to repair or maintain any property of the Company, or for such other purpose as the Board of Directors shall consider beneficial to the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 9.6. General Restriction. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to a Shareholder on account of its interest in the Company if such distribution would violate the Act or any other applicable law.

ARTICLE 10.

BOARD OF DIRECTORS

Section 10.1. Number of Directors and Term of Office.

(a) The number of Directors which shall constitute the whole of the Board of Directors shall be not less than three (3) or more than twelve (12), until changed by amendment hereof. Only the Board of Directors shall have the power to change the number of Directors. Subject to the foregoing provisions for changing the number of Directors, the number of Directors of the Company initially has been fixed at five (5). As of the Effective Time, the Board of Directors will automatically be comprised of the following initial two individuals: Christopher Marlett and Anthony DiGiandomenico, who will have the right to appoint three additional individuals as the initial Directors.

(b) With the exception of the first Board of Directors, and except as provided in Section 10.4 of this Agreement, the Directors shall be elected to one-year terms by a plurality vote of the Common Shares represented in person or by proxy at the Shareholders’ meeting and entitled to vote on the election of Directors. Elected Directors shall hold office until the annual meeting when their terms expire and until their successors shall be duly elected and qualified. Directors need not be Shareholders. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the Shareholders called for that purpose in the manner provided in this Agreement.

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(c) Elections of Directors need not be by written ballot.

(d) Directors not registered as an associated person of FINRA or any other federal or state authority will not involve themselves in the securities or investment banking or securities business of any Affiliate in any manner that would require registration with either the SEC or FINRA or any other federal or state regulatory authority.

Section 10.2. General Powers. The business and affairs of the Company shall be managed by the Board of Directors. Except as otherwise expressly provided in this Agreement, the authority and functions of the Board of Directors, on the one hand, and of the Officers, on the other, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL. The Directors shall have only such authority as set forth in, or contemplated by, this Agreement (including the immediately succeeding sentence) and shall not have the authority that they otherwise would have under the Act unless such authority is otherwise set forth in, or contemplated by, this Agreement (including the immediately subsequent sentence). Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Company shall be subject to and governed by Subchapter IV of the DGCL as if set forth in full herein to the same extent as if the Company were a Delaware corporation formed under the DGCL, and for such purpose the terms “director”, “board of directors”, “corporation”, “officer”, “stock”, “stockholder”, “certificate of incorporation” and “bylaws” as used in the DGCL shall be deemed to refer to a Director, the Board of Directors, the Company, an Officer, the Shares, the Shareholders, the Charter Provisions and the Bylaw Provisions respectively. The parties intend that Subchapter IV of the DGCL shall be applied and interpreted consistently with the jurisprudence regarding such subchapter. Subject to the restrictions imposed by this Agreement, the Board of Directors may exercise all the powers of the Company.

Section 10.3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors shall be filled only by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office for the unexpired portion of the term of the Director whose place shall be vacant and until his successor shall have been duly elected and qualified; provided however, that whenever the holders of any class of Shares or series thereof are entitled by this Agreement to elect one or more Directors, vacancies and newly created directorships of such class or series may be filled only by a majority of the Directors elected by such class or series then in office, or by the sole remaining Director so elected. A vacancy in the Board of Directors shall be deemed to exist under this section in the case of the death, removal or resignation of any Director, or if the Shareholders fail at any meeting of Shareholders at which Directors are to be elected (including any meeting referred to in Section 10.4) to elect the number of Directors then constituting the whole Board.

Section 10.4. Resignations and Removals.

(a) Any Director may resign at any time by delivering his resignation to the Secretary in writing or by Electronic Transmission, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more Directors shall resign from the Board effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

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(b) At a special meeting of Shareholders called for the purpose in the manner hereinabove provided, the Board of Directors or any individual Director may be removed from office with or without cause, and a new Director or Directors to fill the resulting vacancy or vacancies may be elected by a vote of Shareholders holding a majority of the outstanding Shares entitled to elect such Director or Directors at an election of Directors.

Section 10.5. Meetings.

(a) The Chairman of the Board shall determine whether there will be an annual meeting of the Board of Directors in a given year, and any such meeting shall be held at the place, date and time determined by the Chairman of the Board.

(b) Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held at any place, within or without the State of Delaware, which has been designated by resolutions of the Board of Directors or the written consent of all Directors.

(c) Special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, Chief Executive Officer or the Board of Directors.

(d) Written notice of the time and place of all regular and special meetings of the Board of Directors shall be delivered personally to each Director or sent by telegram or facsimile transmission or by other form of Electronic Transmission at least 48 hours before the start of the meeting, or sent by first class mail at least 120 hours before the start of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat.

Section 10.6. Quorum and Voting.

(a) A quorum of the Board of Directors shall consist of a majority of the exact number of Directors fixed from time to time in accordance with Section 10.1 of this Agreement, but not less than one; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b) At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a vote of a majority of the Directors present, unless a different vote be required by law (as if the Company were a Delaware corporation) or this Agreement.

(c) Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of telephone conference or other communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) The transactions of any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the Directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

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Section 10.7. Action Without Meeting. Unless otherwise restricted by this Agreement, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by Electronic Transmission, and such writing or writings or Electronic Transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 10.8. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors or a committee thereof.

Section 10.9. Committees.

(a) Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, from time to time appoint such committees as may be permitted by law. Such committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee.

(b) Term. The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which shall have appointed such committee. The Board, subject to the provisions of subsections (a) or (b) of this Section 10.9, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided that all committees shall consist of at least one member. The membership of a committee member shall terminate on the date of his death or voluntary resignation, but the Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Section 10.9 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be held at the principal office of the Company, or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any Director who is a member of such committee upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time after the meeting and will be waived by any Director by attendance thereat. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

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Section 10.10. Interested Contracts or Transactions. To the fullest extent that Section 144 of the DGCL would apply if the Company were a Delaware corporation, no contract or transaction between the Company and one or more of its Directors, Officers or Shareholders or between the Company and any Person in which one or more of its Directors, Officers or Shareholders are Directors, Officers or shareholders or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or committee that authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specially approved in good faith by vote of the Shareholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified by the Board of Directors or a committee or the Shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

Section 10.11. Presiding Director. The Board of Directors may, in its discretion, appoint a Presiding Director. The Presiding Director (if any) shall preside over executive sessions of the non-management Directors or independent Directors of the Board of Directors and, if the Chairman of the Board of Directors is not present, meetings of the Board of Directors and Shareholders. Other powers and responsibilities of the Presiding Director shall be established by the Board of Directors.

Section 10.12. Preservation of Partnership Tax Status. In the event that the Board of Directors determines the Company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Company as a partnership for U.S. federal (and applicable state) income tax purposes, the Company and each Shareholder shall agree to adjustments required by the tax authorities, and the Company shall pay such amounts as required by the tax authorities, to preserve the status of the Company as a partnership. In exercising its authority under this Agreement, the Board of Directors may, but shall be under no obligation to, take into account the tax consequences to any Shareholder of any action taken (or not taken) by it. To the fullest extent permitted by law, the Board of Directors and the Company shall not have any liability to a Shareholder for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Shareholder in connection with such decisions except to the extent set forth in Article 12.

Section 10.13. Limitation on Approvals for Regulatory Compliance. The Board of Directors, notwithstanding the authority granted under this Agreement and by law, will not approve any changes in control, grant any voting rights, engage in any merger or other corporate transaction, or approve and make any issuances of its securities that would violate any rule, regulation or other requirement of the SEC, FINRA or an self-regulatory organization that is applicable to the Company or an Affiliate, unless the approval has as a precondition that any of the foregoing fully satisfies such rule, regulation or other requirement. The Board of Directors will take reasonable action so as to manage the Company and its Affiliates in such a manner so as to comply with all law, regulation and self-regulatory regulation applicable to its securities related businesses.

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ARTICLE 11.

OFFICERS

Section 11.1. Officers Designated. The Officers shall be a Chief Executive Officer, a President, a Chief Financial Officer, and a Secretary. The Board of Directors, the Chief Executive Officer or the President may also appoint a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers and agents with such powers and duties as it or he shall deem necessary. The order of the seniority of the Vice Presidents shall be in the order of their nomination unless otherwise determined by the Board of Directors. The Board of Directors may assign such additional titles to one or more of the Officers as they shall deem appropriate. Any one person may hold any number of offices of the Company at any one time unless specifically prohibited therefrom by law. Each Officer shall hold office until his or her successor shall have been duly elected and shall have qualified, until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. None of the Officers need be a Shareholder or a Director or a resident of the State of Delaware. Officers not registered as an associated person with FINRA will not involve themselves in the securities or investment banking or securities business of any Affiliate in any manner that would require registration with either the SEC or FINRA or any other federal or state regulatory authority.

Section 11.2. Tenure; Vacancies. All Officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any Officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any Officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. Nothing in this Agreement shall be construed as creating any kind of contractual right to employment with the Company.

Section 11.3. Resignation. Any Officer may resign upon notice given in writing or by Electronic Transmission to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 11.4. Compensation. The compensation, if any, of Officers shall be fixed from time to time by the Board of Directors or a committee thereof.

Section 11.5. Chairman of the Board. The Chairman of the Board shall have such powers and duties as may be prescribed by the Board of Directors and shall preside at all meetings of the Shareholders and of the Board of Directors.

Section 11.6. Chief Executive Officer. The Chief Executive Officer shall perform such duties and have such powers as the Board of Directors shall designate from time to time.

Section 11.7. President. The President shall be the chief executive officer of the Company in the absence of the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

Section 11.8. Vice Presidents. The Vice Presidents, if any, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of the President is vacant. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors the Chief Executive Officer or the President shall designate from time to time.

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Section 11.9. Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Company in a thorough and proper manner, and shall render statements of the financial affairs of the Company in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Company. The Chief Financial Officer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 11.10. Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. The President may direct any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 11.11. Secretary. The Secretary shall attend all meetings of the Shareholders and of the Board of Directors and any committee thereof, and shall record all acts and proceedings thereof in the minute book of the Company, which may be maintained in either paper or electronic form. The Secretary shall give notice, in conformity with this Agreement, of all meetings of the Shareholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chief Executive Officer or President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

Section 11.12. Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. The Assistant Secretaries (in the order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that Officer’s absence or inability to act.

ARTICLE 12.

INDEMNIFICATION AND EXCULPATION

Section 12.1. Indemnification.

(a) Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer or is or was serving at the request of the Company as a director or officer of another Corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL (as if the Company were a Delaware corporation and such Director or Officer were a director or officer of a Delaware corporation), as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director or officer as a result of the actual or deemed receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter “Expenses”); provided, however, that except as to actions to enforce indemnification rights pursuant to Section 12.1(d), the Company shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article shall be a contract right.

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(b) The Board of Directors may, in its sole discretion and up to the fullest extent provided by applicable law, indemnify and hold harmless against any and all Expenses any person (as if the Company were a Delaware corporation and such person were a director or officer of a Delaware corporation) who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any Proceeding by reason of the fact that he, or a person of whom he is the legal representative, is or was an employee or other agent of the Company or is or was serving at the request of the Company as an employee or other agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as an employee or other agent, or in any other capacity while serving as an employee or other agent.

(c) Authority to Advance Expenses. Expenses incurred by an Officer or Director (acting in his capacity as such) in defending a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding, provided, however, that if required by the DGCL (as if the Company were a Delaware corporation and such Director or Officer were a director or officer of a Delaware corporation), as amended, such Expenses shall be advanced only upon delivery to the Company of an undertaking by or on behalf of such Director or Officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article or otherwise. Expenses incurred by employees or other agents of the Company (or by the Directors or Officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the Company for Expense advances shall be unsecured and no interest shall be charged thereon.

(d) Right of Claimant to Bring Suit. If a claim under this Section 12.1 is not paid in full by the Company within 60 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that the claimant has not met the standards of conduct that make it permissible under the DGCL (as if the Company were a Delaware corporation and such claimant were a director or officer of a Delaware corporation) for the Company to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the DGCL (as if the Company were a Delaware corporation and such claimant were a director or officer of a Delaware corporation), nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its Shareholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

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(e) The indemnification and advancement provided in this Section 12.1 is intended to comply with the requirements of, and provide indemnification and advancement rights substantially similar to those that may be available to Directors, Officers, employees and agents of corporations incorporated under the DGCL, as it relates to the indemnification of and advancement to officers, directors, employees and agents of a Delaware corporation and, as such, the parties intend that they should be interpreted consistently with the provisions of, and jurisprudence regarding, indemnification and advancement under the DGCL.

(f) To the fullest extent permitted by the law of the State of Delaware, each Director, Officer, employee and agent of the Company agrees that all actions for the advancement of expenses or indemnification brought under this Section 12.1 or under any vote of Shareholders or disinterested Directors or otherwise shall be a matter to which Section 18-111 of the Act shall apply and which shall be brought exclusively in the Court of Chancery. Each of the parties hereto agrees that the Court of Chancery may summarily determine the Company’s obligations to advance expenses (including attorneys’ fees) under this Section 12.1.

(g) In the event of any amendment to Section 145 of the DGCL or the amendment or addition of any other provision of the DGCL relating to indemnification and advancement by Delaware corporations of Persons of the type referenced in this Section 12.1, the Board of Directors, without the approval of any Shareholder or any other Person, may amend this Agreement to reflect such amendment or addition in the indemnification and advancement provisions of this Agreement.

Section 12.2. Provisions Nonexclusive. The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, agreement, and a vote of Shareholders or disinterested Directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any agreement or vote of the Shareholders or disinterested Directors is inconsistent with this Article, the agreement or vote shall take precedence.

Section 12.3. Authority to Insure. The Company may purchase and maintain insurance to protect itself and any Director, Officer, employee or other agent against any Expense, whether or not the Company would have the power to indemnify the Director, Officer, employee or other agent against such Expense under the provisions of this Article or applicable law, including the DGCL (if the Company were a corporation incorporated thereunder) and the Act.

Section 12.4. Survival of Rights. The rights provided by this Section 12 shall continue as to a person who has ceased to be a Director, Officer, employee or other agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 12.5. Settlement of Claims. The Company shall not be liable to indemnify any Director, Officer, employee or other agent under this Section 12(a) for any amounts paid in settlement of any action or claim effected without the Company’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 12.6. Effect of Amendment. Any amendment of this Section 12 shall not adversely affect any right or protection of any director, officer, employee or other agent existing at the time of such amendment, repeal, or modification.

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Section 12.7. Subrogation. In the event of payment under this Section 12, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the director, officer, employee or other agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

Section 12.8. No Duplication of Payments. The Company shall not be liable under this Section 12 to make any payment in connection with any claim made against a Director, Officer, employee or other agent to the extent the Director, Officer, employee or other agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 12.9. Exculpation.

(a) To the fullest extent permitted under Section 102(b)(7) of the DGCL and applicable statutory and decisional law, a Director shall not be personally liable to the Shareholders or the Company for monetary damages for breach of fiduciary duty as a Director. For purposes of this Section 12.9(a), Section 102(b)(7) of the DGCL shall be deemed to apply to the Company as if the Company were a Delaware corporation and for such purpose the terms “director”, “corporation” and “stockholders” used therein shall be deemed to refer to a Director, the Company and the Shareholders, respectively. This Section 12.9 does not affect the availability of equitable remedies for breach of fiduciary duties. If the DGCL or applicable statutory law is amended or applicable decisional law changes after the date of this Agreement to authorize Delaware corporations to further eliminate or limit the personal liability of directors of a Delaware corporation beyond that permitted as of the Effective Time, the liability of a Director to the Shareholders and the Company shall be further limited to the fullest extent permitted under the DGCL and applicable statutory and decisional law as so amended or changed, without the approval of any Shareholder or any other Person and without the need for any amendment to this Agreement.

ARTICLE 13.

MEMBER VOTE REQUIRED IN CONNECTION WITH CERTAIN

BUSINESS COMBINATIONS OR TRANSACTIONS

Section 13.1. Merger or Consolidation.

(a) The Company shall not merge or consolidate with or into any limited liability company, corporation (whether stock or nonstock), joint-stock association (as defined in Section 254(a) of the DGCL), statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership unless, in each case, the Board of Directors shall adopt a resolution approving the agreement providing for such action and declaring its advisability. The agreement shall be submitted to the Shareholders holding Voting Shares at an annual or special meeting for the purpose of acting on the agreement. Due notice of the time, place and purpose of the meeting shall be mailed to each Shareholder, whether holding Voting Shares or non-Voting Shares, at such Shareholder’s address as it appears on the records of the Company, at least twenty days prior to the date of the meeting. The notice shall contain a copy of the agreement or a brief summary thereof. At the meeting, the agreement shall be considered and a vote taken for its adoption or rejection. If a Share Majority shall vote for the adoption of the agreement, then the agreement shall be so adopted by the Company.

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(b) Notwithstanding anything contained in Section 13.1(a), unless otherwise required by this Agreement, (i) no vote of Shareholders or resolution of the Board of Directors shall be required to authorize a merger or consolidation if such a vote or resolution would not be required to approve such a merger under the DGCL (including without limitation, to approve a merger effected pursuant to Section 251(f), Section 251(g), Section 253 or Section 267 of the DGCL) and (ii) the Company shall not be permitted to effect a merger or consolidation if such a merger or consolidation would be prohibited under the DGCL, in each case assuming the Company were a Delaware corporation and the Shareholders were stockholders of such Delaware corporation. For purposes of determining whether a vote of Shareholders is required to authorize a merger or consolidation under this Section 13.1 and whether the Company is prohibited from effecting a merger or consolidation under this Section 13.1, the terms “director”, “board of directors”, “common stock”, “corporation”, “stock”, “stockholder”, “certificate of incorporation” and “bylaws” as used in the DGCL shall be deemed to refer to a Director, the Board of Directors, Common Shares, the Company, the Shares, the Shareholders, the Charter Provisions and DGCL-Implementing Provisions, and the Bylaw Provisions respectively.

Section 13.2. Conversion. The Company shall not convert to a corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business including a partnership (whether general (including a limited liability partnership) or limited (including a limited liability limited partnership)) or a corporation unless the Board of Directors shall have adopted a resolution approving such conversion, specifying the type of entity to which the Company shall be converted and recommending the approval of such conversion by the Shareholders. The resolution shall then be submitted to the Shareholders holding Voting Shares at an annual or special meeting. Due notice of the time, place and purpose of the meeting shall be mailed to each Shareholder, whether holding Voting Shares or non-Voting Shares, at such Shareholder’s address as it appears on the records of the Company, at least twenty days prior to the date of the meeting. At the meeting, the resolution shall be considered and a vote taken for its adoption or rejection. If a Share Majority shall vote for the adoption of the resolution, then the resolution shall be so adopted by the Company.

Section 13.3. Sale, Lease or Exchange of Assets.

(a) The Company shall not sell, lease or exchange all or Substantially All of its assets (except in connection with (i) the winding up of the Company in accordance with Article 17 or (ii) a sale, lease or exchange of all or Substantially All of its assets to a subsidiary (as defined in Section 13.3(b) below) of the Company), unless authorized by a resolution adopted by a Share Majority at a meeting duly called upon a least twenty days’ notice. The notice of the meeting shall state that such a resolution will be considered. If a Share Majority shall vote for the adoption of the resolution, then the resolution shall be so adopted.

(b) For purposes of this Section 13.3 only, (i) “all or Substantially All” of the Company’s assets include assets of any subsidiary of the Company and (ii) “subsidiary” means any entity wholly-owned and controlled, directly or indirectly, by the Company and includes, without limitation, corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, and/or statutory trusts.

Section 13.4. Appraisal Rights. The Shareholders are entitled to rights of appraisal in the event of a merger or consolidation of the Company that would give rise to appraisal rights under the DGCL if the Company were a Delaware corporation. Such rights of appraisal shall, to the fullest extent permitted by law, be identical to the rights that a stockholder of a Delaware corporation would have under Section 262 of the DGCL if the Company were a Delaware corporation and the Shareholders were stockholders of such Delaware corporation and exist in the same circumstances that such stockholders would have appraisal rights.

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ARTICLE 14.

AMENDMENTS

Section 14.1. Amendments, Generally. Subject to Section 14.5, the Other Provisions may be amended, but only in the following manner: First, the Board of Directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability, and second, it shall call a special meeting of the Shareholders entitled to vote in respect thereof for the consideration of such amendment or direct that the amendment proposed be considered at the next annual meeting of the Shareholders. Such special or annual meeting shall be called and held upon notice in accordance with the provisions of Article The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby. At the meeting a vote of the Shareholders entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment to the Other Provisions shall be effective upon its approval by one-third (1/3) of the Outstanding Shares entitled to vote.

Section 14.2. Amendment of Bylaw Provisions.

(a) Subject to Section 14.5, the Bylaw Provisions may be amended, but only in the following manner: (a) by the Board of Directors without the consent of any Shareholder or other Person or (b) by the vote of not less than a Share Majority, unless a greater majority is required by this Agreement, at an annual meeting of Shareholders or at any special meeting of Shareholders. The Board of Directors shall also have the authority to amend or add any Bylaw Provision (including, without limitation, the amendment or addition of any Bylaw Provision setting forth the number of Directors who shall constitute the whole Board of Directors) by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of Directors, subject to the power of the Shareholders to amend such Bylaw Provisions; provided that the authorized number of Directors may be changed only by resolution of the Board of Directors.

(b) This Agreement may be amended to add new provisions hereto in the manner set forth in Section 14.2(a) if the new provision (i) is not inconsistent with the DGCL (as if the Company were a Delaware corporation), any DGCL-Implementing Provision or any Charter Provision, and (ii) if adopted by a corporation subject to the DGCL, would be lawful and proper to include in the bylaws of such corporation.

Section 14.3. Amendment of Charter Provisions.

(a) Subject to Section 14.3(b), Section 14.3(c) and Section 14.5, the Charter Provisions may be amended in the same manner as provided in Section 14.1 related to an amendment of the Other Provisions.

(b) The holders of the Outstanding Shares of a class shall be entitled to vote as a class upon a proposed amendment to the Charter Provisions, whether or not otherwise entitled to vote thereon by this Agreement, if the amendment would increase or decrease the aggregate number of authorized Shares of such class or alter or change the powers, preferences, or special rights of the Shares of such class so as to affect them adversely. Notwithstanding the foregoing, if any proposed amendment to the Charter Provisions would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the Shares of the series so affected by the amendment shall be considered a separate class for the purposes of this Section 14.3.

(c) Whenever the Charter Provisions shall require action by the Board of Directors, by the holders of any class or series of Shares, or by the holders of any other securities having voting power the vote of a greater number or proportion than is otherwise required by this Agreement, the Charter Provision requiring such greater vote shall not be altered, amended or repealed except by such greater vote.

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(d) This Agreement may be amended to add new provisions hereto in the manner set forth in this Section 14.3 (including, if applicable, Section 14.3(b) and Section 14.3(c)) if the new provision (i) is not inconsistent with the DGCL (as if the Company were a Delaware corporation) or any DGCL-Implementing Provision and (ii) if adopted by a corporation subject to the DGCL, would be lawful and proper to include in the certificate of incorporation of such corporation.

(e) In particular, and without limitation upon the general power of amendment otherwise set forth in this Section 14.3, this Agreement may be amended, from time to time, so as to increase or decrease the authorized Shares or to reclassify the same, by changing the number, designations, preferences or relative, participating, optional or other special rights of the Shares, or the qualifications, limitations or restrictions of such rights, or by subdividing or combining the outstanding Shares of any class or series of a class of Shares into a greater or lesser number of outstanding Shares.

Section 14.4. Amendment of DGCL-Implementing Provisions. Subject to Section 14.5, the DGCL-Implementing Provisions may be amended, but only in the same manner as provided in Section 14.1 related to an amendment of the Other Provisions; provided, however, that notwithstanding the foregoing, if the Board of Directors determines that Delaware corporations have implemented a DGCL provision in a manner not permitted by the corresponding DGCL-Implementing Provision in this Agreement (whether as a result of the development in jurisprudence or otherwise) (a “New Implementation”), such corresponding DGCL-Implementing Provision may be amended to adopt such New Implementation in the same manner as a Bylaw Provision may be amended under Section 14.2(a).

Section 14.5. Amendments to be Adopted Solely By the Board. Notwithstanding Sections 14.1, 14.2, 14.3 or 14.4 or any other provision of this Agreement, the Board of Directors, without the approval of any Shareholder or other Person, may amend any provision of this Agreement:

(a) to reflect a change in the name of the Company, the registered agent of the Company or the registered office of the Company;

(b) to adopt any amendment expressly permitted by this Agreement to be made by the Board of Directors, acting alone, including as permitted by Sections 4.3(b), 8.2(b) and 12.1(g);

(c) in the event any provision of the DGCL or the Act is enacted, amended or revoked, to adopt any amendment to this Agreement that the Board of Directors determines is necessary or appropriate to reflect the change effected by such enactment, amendment or revocation to the DGCL or the Act;

(d) pursuant to any Share Designation;

(e) if any term or provision of this Agreement is determined, in a final and non-appealable Order, to be illegal or invalid for any reason, to adopt any amendment to this Agreement that the Board of Directors determines is necessary or appropriate so as to, as closely as possible in a manner acceptable to the Board, effect the intent that this Agreement govern the Company in a manner that is substantially similar to the governance of MDB Capital Holdings Inc. in effect immediately prior to the Effective Time;

(f) to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that the Company will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

(g) to address changes in U.S. federal income tax regulations, legislation or interpretation;

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(h) to the extent it does not adversely affect the Shareholders considered as a whole or Shareholders holding any particular class or series of Shares as compared to Shareholders holding any other classes or series of Shares in any material respect, to (i) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state or non-U.S. agency or judicial authority or contained in any U.S. federal or state or non-U.S. statute (including the Act) or (ii) facilitate the trading of Shares (including the division of any class or series of Outstanding Shares into different classes or series to facilitate uniformity of tax consequences within such classes or series of Shares) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are or will be listed, (iii) to effect a reverse split or forward split of any class or series of Outstanding Shares, and related adjustments to other securities of the Company, which equally affect all such security holders, or (iv) effect the intent of the provisions of this Agreement;

(i) to effect a change in the Fiscal Year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Company; and

(j) to correct or clarify any provision of this Agreement that, as a result of a typographical error or other inaccuracy.

Section 14.6. Execution/Effectiveness. Any amendments duly adopted in accordance with the terms of this Agreement may be executed by the Attorney-in-Fact in accordance with the power of attorney set forth in Section 2.8. Notwithstanding the foregoing, upon obtaining such approvals required by this Agreement and without further action or execution by any other Person, including any Shareholder, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by an Officer authorized to do so by the Board of Directors and (ii) the Shareholders shall be deemed a party to and bound by such amendment of this Agreement.

ARTICLE 15.

RECORDS AND FILINGS

Section 15.1. Records and Accounting. The Company shall keep correct and complete books and records, shall keep minutes of the proceedings of its Shareholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its Transfer Agent, a list of the names and addresses of all Shareholders and the number and class and series of the Shares held by each.

Section 15.2. Tax Returns; Filings. At the Company’s expense, the Board of Directors will cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Board of Directors, at the Company’s expense, will also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative authorities, all reports required to be filed by the Company with those entities under then current applicable laws, rules and regulations.

ARTICLE 16.

TAX MATTERS

Section 16.1. Tax Returns and Information. As soon as reasonably practicable after the end of each Fiscal Year, the Company shall send to each Shareholder a copy of U.S. Internal Revenue Service Schedule K-1 and any comparable statements required by applicable U.S. state or local income tax law, with respect to such Fiscal Year. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

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Section 16.2. Tax Elections. The Board of Directors shall have the authority (in its sole discretion) to make the election provided for in Section 754 of the Code with respect to the Company and to determine whether to make, refrain from making or revoke any and all other elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions, in its sole discretion. Notwithstanding the foregoing or any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the Board of Directors shall be authorized (but not required) to adopt a convention where by the price paid by a transferee of a Share will be deemed to be the lowest quoted closing price of the Shares on any National Securities Exchange on which such Shares are traded during the calendar month in which such transfer is deemed to occur pursuant to this Agreement without regard to the actual price paid by such transferee.

Section 16.3. Partnership Representative/Tax Elections.

(a) Anthony DiGiandomenico (or any other Person selected by the Board from time to time) shall be designated as the “partnership representative” of the Company within the meaning of Section 6223(a) of the Code (the “Partnership Representative”). Anthony DiGiandomenico, subject to the approval of the Board, shall appoint any “designated individual” permitted under Treasury Regulations Sections 301.6223-1 and 301.6223-2 (and any comparable or similar status under state or local law), and unless the context otherwise requires, any reference to the Partnership Representative in this Agreement includes any “designated individual.” Such “designated individual” shall act as directed by the Partnership Representative. In accordance with Section 6223 of the Code, the Partnership Representative may exercise any authority granted to the “partnership representative” under the Code. In particular, as “partnership representative”, the Partnership Representative may, subject to the approval of the Board of Directors, make any elections permitted to be made by a “partnership representative” under the Code and may settle and/or litigate any audit adjustments proposed by the Internal Revenue Service (or any relevant state, local or foreign governmental authority) in any partnership audit of the Company governed by Sections 6221-6241 of the Code (or any corresponding or similar provision of federal, state, local or foreign tax law). The Board of Directors may amend the provisions of this Agreement as appropriate to reflect the proposal or promulgation of Treasury Regulations implementing the partnership audit, assessment and collection rules adopted by the Bipartisan Budget Act of 2015, including any amendments to those rules.

(b) The provisions of this Section 16.3 and a Shareholder’s obligation to comply with the same shall survive the redemption, transfer, withdrawal or liquidation or assignment of such Shareholder’s equity interests in the Company, and the liquidation and dissolution of the Company or the Shareholders equity interests therein.

Section 16.4. Withholding. Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that may be required or be necessary or appropriate to cause the Company or any other Group Member to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. law including pursuant to Sections 1441, 1442, 1445, 1446, 1471, 1474 and 3406 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Shareholder (including by reason of Section 1446 of the Code), the Board of Directors shall treat the amount withheld as a distribution of cash pursuant to Section 9.1 in the amount of such withholding from such Shareholder. Upon request, each Shareholder shall provide the Company with a properly completed and executed IRS Form W-9 or an applicable IRS Form W-8.

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Section 16.5. Election to Be Treated as a Corporation; Treatment as a Partnership. Notwithstanding anything to the contrary contained herein, the Company will undertake all necessary steps to preserve its status as a partnership for U.S. federal tax purposes and will not undertake any activity or fail to take any action that will (i) cause the Company to earn or to be allocated income other than qualifying income as defined in Section 7704(d) of the Code, except to the extent permitted under Section 7704(c)(2) of the Code or (ii) jeopardize its status as a partnership for U.S. federal income tax purposes, provided, however, that if the Board of Directors determines, in its sole discretion, that it is no longer in the interests of the Company to continue as a partnership for U.S. federal income tax purposes, the Board of Directors may elect to treat the Company as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes or, notwithstanding Article 13, may effect such change by merger or conversion or otherwise under applicable law, in each case, without the consent of any Shareholder or any other Person.

ARTICLE 17.

DISSOLUTION AND WINDING UP

Section 17.1. Dissolution Events. The Company shall be dissolved only upon any of the following events:

(a) upon the approval by a Share Majority of a Board Initiated Dissolution;

(b) if all Shareholders holding Voting Shares shall consent in writing;

(c) at any time there are no Shareholders unless the Company is continued without dissolution in a manner permitted by the Act; or

(d) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

Section 17.2. The Liquidator. Upon dissolution of the Company in accordance with Section 17.1, the Board of Directors shall select one or more Persons (which could be the Board of Directors) to act as Liquidator. The Liquidator (if other than the Board of Directors) shall be entitled to receive such compensation for its services as may be approved by the Board of Directors. The Liquidator (if other than the Board of Directors) may be removed at any time, with or without cause, by notice of removal approved by the Board of Directors. Upon the removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall thereafter be appointed by the Board of Directors. Except as expressly provided in this Agreement, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up of the Company as provided for herein.

Section 17.3. Winding Up. Upon the occurrence of the dissolution of the Company in accordance with Section 17.1, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Shareholders. The Liquidator shall be responsible for overseeing the winding up of the Company. The Liquidator shall take full account of the Company’s liabilities and assets and shall cause the assets of the Company or the proceeds from the sale thereof, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

(a) First, to creditors (including Shareholders who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Shareholders under Section 18-601 or 18-604 of the Act;

47

(b) Second, except as provided in this Agreement, to Shareholders and former Shareholders in satisfaction of liabilities for distributions under the Act; and

(c) The balance, if any, to the Shareholders in accordance with Section 3.2(d) and any Share Designation.

Section 17.4. Termination. The Liquidator shall use its best efforts to complete the winding up within three years from the date of dissolution of the Company. Upon completion of the winding up, including distribution of the Company’s assets as provided in this Agreement, the Board of Directors or the Liquidator shall cause the filing of the Certificate of Cancellation pursuant to Section 18-203 of the Act and shall take all such other actions as may be necessary to terminate the Company.

Section 17.5. Effect of Bankruptcy. Notwithstanding any other provision of this Agreement, the Bankruptcy of a Shareholder shall not cause such Shareholder to cease to be a member of the Company, and upon the occurrence of such an event the Company shall continue without dissolution.

Section 17.6. Revocation of Dissolution. Following the dissolution of the Company in accordance with Section 17.1, the dissolution of the Company may be revoked in accordance with the Act.

Section 17.7. Capital Account Restoration. No Shareholder shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

ARTICLE 18.

MISCELLANEOUS

Section 18.1. Fiscal Year. The fiscal year of the Company (each, a “Fiscal Year”) shall be a year ending December 31. The Board of Directors in its sole discretion may change the Fiscal Year at any time and from time to time, in each case as may be required or permitted under the Code or applicable U.S. Treasury Regulations, and shall notify Shareholders of such change in the next regular communication by the Company to Shareholders.

Section 18.2. Seal. The seal of the Company shall be such as from time to time may be approved by the Board of Directors.

Section 18.3. Securities of Other Corporations. The Chairman of the Board, the President or any Vice President of the Company shall have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Company and to take, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

Section 18.4. Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Shareholders and their respective successors, transferees and assigns.

Section 18.5. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 18.6. Severability. Every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

Section 18.7. Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Shareholders had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

Section 18.8. Effectiveness. This Agreement is effective immediately prior to the Effective Time.

Section 18.9. Governing Law. The laws of the State of Delaware (without regard to conflict of laws principles) shall govern this Agreement, including the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties arising hereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned, has duly executed this Restated and Amended Limited Liability Company Agreement, as the Chief Executive Officer as of the 9th day of November, 2022.

MDB Capital Holdings, LLC

By:	/S/ Christopher A. Marlett
Christopher A. Marlett,
Chief Executive Officer

[SIGNATURE PAGE OF MDB CAPITAL HOLDINGS LLC OPERATING AGREEMENT]

EXHIBIT A

CERTIFICATE REPRESENTING SHARES

[COMMON/PREFERRED] SHARES NUMBER [ ]	[COMMON/PREFERRED] SHARES SHARES [ ]

MDB CAPITAL HOLDINGS, LLC

FORMED UNDER THE LAWS	CUSIP ____________

OF THE STATE OF DELAWARE

In accordance with the Limited Liability Company Agreement of MDB Capital Holdings, LLC, as amended from time to time (the “Agreement”), MDB Capital Holdings, LLC, a Delaware limited liability company (the “Company”) hereby certifies that ] (the “Holder”) is the owner of [INSERT NUMBER] [COMMON/PREFERRED] SHARES transferable on the books and records of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. Capitalized terms used herein but not defined shall have the meanings given them in the Agreement. The rights, preferences and limitations of the [COMMON/PREFERRED] SHARES are set forth in, and this Certificate and the [COMMON/PREFERRED] SHARES represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Agreement. The Holder, by accepting this Certificate, is deemed to have requested admission as, and agreed to become, a Shareholder and to have agreed to comply with and be bound by the Agreement. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON AND TRANSFER CONTAINED IN THE AGREEMENT. The Company will furnish without charge to each Shareholder who so requests, the powers, designations, preferences and relative participating, optional, or other special rights of each class or series of Shares and the qualifications, limitations or restrictions of such preferences and/or rights. This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflict of laws thereof.

This Certificate is not valid unless signed and registered by the transfer agent.

Witness the facsimile seal of the Company and the facsimile signatures of the duly authorized officers.

Dated:	MDB Capital Holdings, LLC
[SEAL]	By:
Countersigned and registered by:	Name:
Title:
[Chairman of the Board][President]

As transfer agent	By:
Name:
Title:
[Secretary][Assistant Secretary]

By:
Name:
Title:
[Treasurer][Assistant Treasurer]

Exhibit A-

ASSIGNMENT OF [COMMON/PREFERRED] SHARES

IN

MDB CAPITAL HOLDINGS, LLC

FOR VALUE RECEIVED, [ ] hereby assigns, conveys, sells and transfers unto [ ] (Please print or typewrite name and address of Assignee) [ ] (Please insert Social Security or other identifying number of Assignee) [ [COMMON/PREFERRED] SHARES evidenced by this Certificate, subject to the Agreement, and does hereby irrevocably constitute and appoint each officer of the Company as its attorney-in-fact with full power of substitution to transfer the same on the books of the Company.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED

(Signature)

(Signature)

NO TRANSFER OF THE SHARES EVIDENCED HEREBY WILL BE REGISTERED ON THE BOOKS OF THE COMPANY, UNLESS THE CERTIFICATE EVIDENCING THE SHARES TO BE TRANSFERRED IS SURRENDERED FOR REGISTRATION OF TRANSFER.

Exhibit A-